LEASE AGREEMENT BETWEEN

                         760-24 WESTCHESTER AVENUE, LLC
                       and 800-60 WESTCHESTER AVENUE, LLC,

                                   AS LESSOR,

                                       AND

                             TRIARC COMPANIES, INC.,

                                   AS LESSEE.




                                    Premises:

                             800 Westchester Avenue
                               Rye Brook, New York







                                  Prepared By:

                               The Law Offices of
                                STEVEN C. HIRSCH
                               585 Stewart Avenue
                                    Suite 430
                           Garden City, New York 11530
                                 (516) 227-1117

                           TABLE OF CONTENTS

ARTICLE 1 - DEMISE AND TERM OF DEMISE.........................................1


ARTICLE 2 - RENT..............................................................1


ARTICLE 3 - TAXES AND COMMON AREA MAINTENANCE CHARGES.........................3


ARTICLE 4 - USE OF DEMISED PREMISES...........................................9


ARTICLE 5- POSSESSION AND CONDITION OF DEMISED PREMISES......................11


ARTICLE 6- UTILITIES, CLEANING, ETC..........................................12


ARTICLE 7- REPAIR AND MAINTENANCE............................................15


ARTICLE 8- LESSEE'S WORK; ALTERATION FUND; SUPPLEMENTAL ALTERATION FUND......16


ARTICLE 9- COMPLIANCE WITH LAWS..............................................18


ARTICLE 10- RIGHTS RESERVED TO LESSOR........................................19


ARTICLE 11- INSURANCE........................................................20


ARTICLE 12 - DAMAGE OR DESTRUCTION...........................................21


ARTICLE 13 - CURING DEFAULTS; FEES AND EXPENSES..............................22


ARTICLE 14 - DEFAULT PROVISIONS..............................................22


ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT..........................25


ARTICLE 16 - INDEMNIFICATION.................................................26


ARTICLE 17 - MECHANIC'S AND OTHER LIENS......................................26


ARTICLE 18 - CONDEMNATION....................................................27


ARTICLE 19 - COVENANT OF QUIET ENJOYMENT.....................................27


ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL...........................28


ARTICLE 21 - NOTICES.........................................................28


ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING.........................28


ARTICLE 23- RIGHTS CUMULATIVE................................................29


ARTICLE 24- CONVEYANCE; LIABILITY OF PARTIES.................................29


ARTICLE 25- CHANGES AND ALTERATIONS BY LESSEE................................29


ARTICLE 26 - CERTIFICATES OF LESSEE AND LESSOR...............................30


ARTICLE- 27 ASSIGNMENTS, SUBLEASES AND MORTGAGES.............................31


ARTICLE 28 - SUBORDINATION...................................................33


ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY.........................34


ARTICLE 30 - RENEWAL TERMS...................................................34


ARTICLE 31- RIGHT OF FIRST REFUSAL...........................................36


ARTICLE 32- BROKERS..........................................................37


ARTICLE 33- RIGHT OF FIRST OFFER.............................................37


ARTICLE 34- DEFINITIONS......................................................39


ARTICLE 35- MISCELLANEOUS....................................................42


ARTICLE 36- ROOF SPACE.......................................................44

                            LIST OF EXHIBITS TO LEASE

EXHIBIT "A"                THE METES AND BOUNDS DESCRIPTION OF THE PROPERTY

EXHIBIT "B"                THE FLOOR PLANS OF DEMISED PREMISES

EXHIBIT "C"                BUILDING RULES AND REGULATIONS

EXHIBIT "D"                THE CLEANING SPECIFICATIONS

EXHIBIT "E"                THE COMMENCEMENT DATE CERTIFICATE

EXHIBIT "F"                THE LOCATION OF LESSEE'S RESERVED PARKING SPACES

EXHIBIT "G"                STANDARD REQUIREMENTS FOR ALTERATIONS
                           TO BE PERFORMED BY LESSEES

EXHIBIT "H"                LESSOR'S PREFERRED VENDOR LIST

EXHIBIT "I"                THE CURRENT FORMS OF NON-DISTURBANCE AGREEMENTS

EXHIBIT "J"                LESSOR'S LOBBY RENOVATION WORK

EXHIBIT "K"                THE HEALTH CLUB WAIVER

EXHIBIT "L"                THE PARTIES ODOR ABATEMENT OBLIGATIONS

     AGREEMENT OF LEASE, dated as of December 22, 2004 between 760-24 WESTCHESTER AVENUE, LLC and 800-60 WESTCHESTER AVENUE, LLC both having an office in care of RPW Group, Inc., 120 Bloomingdale Road, White Plains, New York 10605 (hereinafter referred to collectively as "Lessor") and TRIARC COMPANIES, INC., having an office at 800 Westchester Avenue, Rye Brook, New York (hereinafter referred to as "Lessee");0
                              W I T N E S S E T H

     WHEREAS, Lessor, is owner of the land and all the improvements erected thereon located in the Town of Rye Brook, County of Westchester, State of New
York and more particularly described in EXHIBIT "A" annexed hereto (the "Property");

     WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to hire from Lessor, the entire Seventh (7th) floor in the building commonly known as and located at 800 Westchester Avenue, Rye Brook, New York and located on the Property and which the parties hereto agree shall be deemed to consist of Fifty-Two Thousand, Nine Hundred and Sixty (52,960) rentable square feet (hereinafter referred to as the "Demised Premises") and as more particularly described on the floor plans annexed hereto as EXHIBIT "B" and made a part hereof; and

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements hereinafter set forth, Lessor and Lessee agree as follows:
                        ARTICLE 1 - DEMISE AND TERM OF DEMISE

     SECTION 1.01.A. Lessor, in consideration of the rents hereinafter reserved and of the terms, covenants, conditions and agreements herein contained on the part of Lessee to be paid, observed and fulfilled, does hereby demise and lease the Demised Premises to Lessee and Lessee hereby hires the same from Lessor; subject to all present and future zoning ordinances, laws, regulations, requirements and orders, including building restrictions and regulations, and all other present and future ordinances, laws, regulations, requirements and orders of all departments, boards, bureaus, commission and bodies, of any municipal, county, state or federal governments now or hereafter having or acquiring jurisdiction of the Demised Premises, provided, however, that same do not prohibit the use of the Demised Premises for the Permitted Use (as hereinafter defined) in accordance with the provisions of this Lease; Taxes (as hereinafter defined) not yet due and payable; all other present and future covenants, easements and restrictions affecting the Property and the Demised Premises and the revocable nature of any restriction, easement, agreement, ordinance or right affecting the Property and the Demised Premises, provided, however, that same do not prohibit the use of the Demised Premises for general and executive office use in accordance with the provisions of this Lease.

     B. The Demised Premises are demised and leased unto Lessee, for a term ("Term") commencing on the Commencement Date (as hereinafter defined) and expiring at noon on December 31, 2015 (the "Expiration Date"), unless the same shall sooner terminate pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law.

     C. Lessee shall have, as appurtenant to the Demised Premises, the non-exclusive right to use in common with others, the public or common lobbies, hallways, stairways, corridors, elevators, entranceways, exits, freight loading docks, stairways, walkways, toilet facilities, fitness center and cafeteria and executive cafeteria, subject, however, to the provisions of this Lease.

     SECTION 1.02. As used herein, the term "Commencement Date" shall mean the later of: (i) February 1, 2005, or (ii) the date that reasonable access to the Demised Premises are delivered to Lessee vacant and broom clean free of all personal property in their current condition, reasonable wear and tear excepted.

     SECTION 1.03. As used herein, the term "Rent Commencement Date" shall mean the date which is Eleven (11) months from the Commencement Date.

     SECTION  1.04.  Upon the  request  of  Lessor,  given to  Lessee  after the
Commencement  Date,  Lessor and Lessee shall  execute and deliver a  certificate setting forth the Commencement Date, Rent Commencement Date and/or the Expiration Date in the form annexed hereto as EXHIBIT "E," but the failure of Lessee to execute and deliver such certificate shall not detract from the effectiveness of any of the provisions of this Lease.

                            ARTICLE 2 - RENT

     SECTION 2.01. Lessee shall pay to Lessor, or to such other person as Lessor may from time to time designate, at the address specified in or pursuant to
Section 2.04, during the Term, fixed rent ("Fixed Rent"), over and above the other and additional payments to be made by Lessee as hereinafter provided, as follows:

     A. During and in respect of the period from the Rent Commencement Date to the day preceding the Second (2nd ) Anniversary of the Rent Commencement Date (both dates inclusive) an amount each year equal to One Million, Six Hundred and Fifty-Five Thousand, Eight Hundred and Ninety-Two and 48/100 ($1,655,892.48) Dollars (exclusive of electric) payable in equal monthly installments of One Hundred and Thirty-Seven Thousand, Nine Hundred and Ninety-One and 04/100 ($137,991.04) Dollars (exclusive of electric); and

     B. During and in respect of the period from the Second (2nd) Anniversary of the Rent Commencement Date to the day preceding the Fourth (4th) Anniversary of the Rent Commencement Date (both dates inclusive) an amount each year equal to One Million, Seven Hundred and Thirty-Five Thousand, Three Hundred and Thirty-Two and 48/100 ($1,735,332.48) Dollars (exclusive of electric) payable in equal monthly installments of One Hundred and Forty-Four Thousand, Six Hundred and Eleven and 04/100 ($144,611.04) Dollars (exclusive of electric); and

     C. During and in respect of the period from the Fourth (4th) Anniversary of the Rent Commencement Date to the day preceding the Sixth (6th) Anniversary of the Rent Commencement Date (both dates inclusive) an amount each year equal to One Million, Eight Hundred and Fourteen Thousand, Seven Hundred and Seventy-Two and 48/100 ($1,814,772.48) Dollars (exclusive of electric) payable in equal monthly installments of One Hundred and Fifty-One Thousand, Two Hundred and Thirty-One and 04/100 ($151,231.04) Dollars (exclusive of electric); and

     D. During and in respect of the period from Sixth (6th) Anniversary of the Rent Commencement Date to the Expiration Date (both dates inclusive) an amount each year equal to One Million, Eight Hundred and Sixty-Seven Thousand, Seven Hundred and Twenty-Two and 48/100 ($1,867,722.48) Dollars (exclusive of electric) payable in equal monthly installments of One Hundred and Fifty-Five Thousand, Six Hundred and Forty-Three and 54/100 ($155,643.54) Dollars (exclusive of electric).

     SECTION 2.02.A. Fixed Rent shall be paid in equal monthly installments on the first day of each and every month during the Term without any set off or deduction whatsoever; provided however, that if Fixed Rent shall be payable for any period prior to the first day of the first full month during the Term, then such Fixed Rent shall be paid in a proportionate amount for the number of days in such period and paid as and when the first equal monthly installment is payable as aforesaid. Notwithstanding the foregoing, Lessee shall pay the first
(1st) monthly installment of Fixed Rent upon execution of this Lease which shall be applied against the first month's Fixed Rent after the free rent period.

     B. In the event that Lessor is unable or fails to provide Critical Services (as hereinafter defined) which it is obligated to provide under this Lease solely as a result of Lessor's negligence or wilful acts, and the loss of such services causes all or part of the Demised Premises to become unusable or access to the Demised Premises is barred for more than five (5) consecutive business days, or if such condition is caused by any other reason other than as provided for herein and such condition continues for thirty (30) consecutive days, and the Demised Premises are in fact not used for the purposes for which they were leased, during such period, then in such event, Lessee shall be entitled to a pro rata abatement of Rent (as hereinafter defined) commencing with the sixth
(6th) consecutive business day, or the thirty-first (31st) consecutive day that same are unusable, as the case may be; provided however, that Lessee shall not be entitled to any abatement of Rent if such unusability is (a) caused by any act or omission of Lessee or any of Lessee's servants, employees, agents, or licensees; or (b) where such condition arises in connection with work performed by Lessor at the request of Lessee to make a decoration, alteration, improvement or addition; or (c) where the repair in question are those which Lessee is obligated to make or furnish under any of the provisions of this Lease. The provisions of this paragraph B shall not apply in the event of a condition caused by fire or other casualty or condemnation as provided for in Articles 12 and 18, respectively.

     C. As used herein the term "Critical Services" shall mean electricity, heating, ventilating, air conditioning, and elevators to the Demised Premises.

     SECTION 2.03. If Lessee shall fail to pay as and when due under this Lease any Additional Rent (as hereinafter defined), and such failure shall not be remedied within the grace period (if any) applicable thereto under this Lease, Lessor shall have all of the rights and remedies provided in this Lease as in the case of default in the payment of the Fixed Rent, including any rights available to Lessor at law or in equity and shall be entitled interest on any unpaid Fixed Rent and Additional Rent at the maximum legal rate from and after the end of the grace period following the date such payments where due. Except as otherwise specifically provided in this Lease, the Fixed Rent and Additional Rent shall be paid without notice, demand, credit, abatement, deduction or setoff of any kind whatsoever. The Fixed Rent and Additional Rent are sometimes referred to collectively herein as "Rent."

     SECTION 2.04. Lessee shall pay the Rent to Lessor in lawful money of the United States of America which shall be legal tender for all debts, public and private, at the time of payment, at the office of Lessor set forth above, or to such other person or persons and/or at such other place or places as Lessor may designate from time to time by notice to Lessee. Such payments may be by check of Lessee, subject to collection, payable to the order of Lessor or to such other person or persons as Lessor may designate from time to time by notice to Lessee; any such payment shall be deemed made upon receipt thereof, subject to collection.

     SECTION 2.05. Any obligation of Lessee for payment of Rent which shall have accrued with respect to any period during or prior to the Term shall survive the expiration or termination of this Lease.

          ARTICLE 3 - TAXES AND COMMON AREA MAINTENANCE CHARGES

     SECTION 3.01.  As used herein:

     A. "Lessor's Statement" shall mean an instrument containing a computation of any Additional Rent payable by Lessee to Lessor pursuant to this Article.

     B. "Common Area Maintenance Charges" shall mean all costs and expenses of whatever kind or nature, whether or not herein specifically mentioned or now contemplated, which are incurred by Lessor or Lessor's agents in connection with the use, operation, repair or maintenance of the Building and/or Property, including, but not limited to the following: (1) premiums and other charges for insurance which Lessor is required or permitted to maintain hereunder including, but not limited to, general comprehensive liability insurance covering bodily injury, personal injury (including death), property damage, public liability, non-hired automobile insurance, sign insurance, plate glass insurance and any other insurance incurred by Lessor for the Building and/or Property; (2) costs and expenses of performing repairs in or to the Building and/or Property and the sidewalks and curbs adjacent thereto; (3) costs and expenses of performing repairs or resurfacing of the parking lots and any adjacent facilities; (4) costs and expenses of landscaping and maintaining the grounds of the Building and/or Property; (5) costs and expenses of snow and ice removal and/or treatment; (6) costs and expense of rubbish, garbage and other refuse removal;
(7) fees and disbursements payable to any person to furnish management, repair or other services regarding the Building and/or Property, except that, in the case of any such person who is affiliated with Lessor, such fees shall not exceed that which is customary or reasonable in the industry for similar buildings in Westchester County; (8) cost and expenses of performing repairs to all structural walls, roofs, and plate glass doors and windows, if any, which are not expressly made part of the Building, Property or the Demised Premises;
(9) cost of refurbishing the common areas and modernizing and replacing equipment servicing the common areas, including but not limited to regular painting of non-tenanted areas at the Building and/or Property; (10) cost and expense of repairs to component portions, as opposed to replacements, of the Building Equipment ; (11) costs and expenses of performing repairs and maintenance of common area lighting and lighting fixtures; (12) repair and maintenance of all or any part of the sprinkler system installed in any part of the Building and/or Property; (13) cost of utilities, such as electricity, water and sewer to the common areas of the Building and/or Property; depreciation of the capital cost of all items required to be capitalized pursuant to this Lease, including but not limited to, machinery, equipment (including on-site sewage, lighting and power facilities) and vehicles used in connection with the operation and maintenance of the common areas as determined by Lessor for federal income tax purposes but utilizing the straight-line method of computing depreciation and the normal useful lives; (14) costs and expenses of performing repairs and maintenance of all heating, ventilating and air conditioning equipment installed in any part of the Building, including but not limited to that portion contained within the Demised Premises; (15) cost and expense of performing repairs and maintenance of utility lines, sanitary and storm sewer lines and culverts and drainage facilities; (16) costs and expenses of providing and maintaining security, if any; (17) costs and expenses of providing and maintaining traffic control, if any; (18) labor costs and expenses of part and/or full time personnel employed at the Property in connection with the operation of the Building at or below the grade of building manager; (19) costs and expenses of providing holiday and other decorations to the Building and/or Property; (20) costs and expenses of performing repairs and maintenance of all elevators in any part of the Building and/or Property; (21) cost and expense of providing and performing cleaning and related services; (22) cost and expense of providing window washing; (23) cost and expense of all supplies; (24) wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees of Lessor; (25) cost and expense of all uniforms and working clothes for such employees and the cleaning thereof; (26) cost and expense imposed on Lessor pursuant to law or to any collective bargaining agreement with respect to such employees; (27) cost and expense of providing and maintaining worker's compensation insurance, payroll, social security, unemployment and other taxes now in effect or hereinafter imposed with respect to such employees; (28) cost of all sales, utility and use taxes and other taxes of like import now in effect or hereinafter imposed; (29) cost and expense of all maintenance and service contracts for the Building and/or Property; (30) cost of all other normal operating expenses of repair, operation, and maintenance of the Building and/or Property; (31) cost and expense of providing and maintaining loading dock personnel, if any, to the extent not provided for in subparagraph (18) hereof;
(32) cost and expense of all professional and consulting fees, including legal and audit fees and all costs and disbursements incurred in connection therewith;
(34) such cost and expenses shall be subject to Lessor's overhead and administrative cost of Fifteen (15%) percent; (35) cost and expense of providing, operating and maintaining the cafeteria and/or food service facility and fitness center net of any income received with respect thereto; and (36) the cost of any capital equipment or capital expenditures only to the extent specifically provided for in Section 3.01.C. hereof; provided, however, that the following items shall be excluded from Common Area Maintenance Charges: (1) leasing commissions; (2) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent the same is or would have been covered by insurance required to be maintained by Lessor herein), or caused by the exercise of the right of eminent domain (to the extent same is covered by any condemnation award) less any cost incurred by Lessor in obtaining such insurance proceeds or condemnation award; (3) costs incurred in performing work or furnishing services to or for individual tenants (including Lessee) at such tenant's expense; (4) debt service on any mortgages now or hereafter encumbering the Building and/or Property; (5) the cost of attorneys' fees incurred in connection with negotiating and drafting leases with other tenants, or in connection with disputes with other tenants; (6) costs incurred in the sale or refinancing of the Building and/or Property; (7) interest or penalties due to Lessor's violations of law; (8) advertising and promotional expenses; (9) depreciation; (10) leasehold improvements made for other tenants; (11) Taxes;
(12) salaries of officers of Lessor; (13) leasehold improvements made for new tenants of the Building; (14) capital expenditures except as otherwise specifically provided for in Section 3.01.C. hereof; (15) any ground lease rental; (16) rentals for items which if purchased, rather than rented, would constitute a capital expenditure, except as otherwise specifically provided for in Section 3.01.C hereof; (17) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made in leasable areas for new tenants or existing tenants in the Building or incurred in renovating or otherwise improving, decorating painting or redecorating vacant leasable space of tenants or other occupants of the Building; (18) the cost of furnishing electricity to any leasable areas of the Building; (19) marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (20) all costs and expenses of providing any service to any tenant or occupant of, or to any leasable space in, the Building (or level or amount of any service) in excess of that required by this Lease to be provided to Lessee free of separate additional charge; (21) amounts paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (22) Lessor's general corporate overhead and general and administrative expenses; (23) costs of signs in or on the Building identifying the owner of the Building or other tenants' signs, other than the Building directories; (24) taxes and tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due; (25) costs arising solely from the negligence, intentional act or fault of Lessor or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Lessor or their agents; (26) all costs and expenses attributable to any hazardous waste, substances or materials or any testing, investigation, management, maintenance, remediation or removal thereof, (27) costs arising from Lessor's charitable or political contributions; (28) costs for sculpture, paintings or other subjects of art (other than normal repair or maintenance) thereof in excess of Five Thousand ($5,000.00); and (29) costs covered by any guarantees.

     C.1. If Lessor shall purchase any item of capital equipment or make any capital expenditure intended to result in savings or reductions in the Common Area Maintenance Charges and which Lessor reasonably believes shall provide Lessee with the benefit of a savings or reduction in such common area maintenance charges based upon the advice of Lessor's consultants, then the costs for same shall be included in the Common Area Maintenance Charges, to the extent hereinafter set forth. Lessor shall deliver to Lessee, promptly following Lessee's request, a copy of any concluded studies conducted by Lessor which show anticipated savings or reductions in such Common Area Maintenance Charges as a result of any planned capital expenditure or purchase of capital equipment. The costs of capital equipment or capital expenditures are so to be included in the Common Area Maintenance Charges in which the costs are incurred and in any subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated at the time in which such savings or reductions in such Common Area Maintenance Charges are expected to equal Lessor's costs for such capital equipment or capital expenditure, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the period of amortization at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment designed to result in savings or reductions in any common area maintenance charges, then the rentals and other costs paid pursuant to such leasing shall be included in such common area maintenance charges for the year in which they were incurred.

     2. If Lessor shall purchase any item of capital equipment or make any other capital expenditure in order to comply with Legal Requirements, Insurance Requirements or Environmental Laws (as those terms are hereinafter defined) or in order to benefit or increase the safety and security of the Building or Property tenants and/or invitees, then the costs for same shall be included in common area maintenance charges for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the useful life of such items at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment to comply with Legal Requirements, Insurance Requirements, Environmental Laws or to increase safety and security then the rentals and other costs paid pursuant to such leasing shall be included in common area maintenance charges for the year in which they were incurred. Notwithstanding the foregoing, in no event shall the amount included in Common Area Maintenance Charges for any year pursuant to the provisions of Section 3.01.C hereof exceed the projected savings for such year.

     D. If during all or part of any year, including calendar year 2006, (i) less than ninety-five percent (95%) of the leasable space in the Building is occupied by tenants or occupants or (ii) Lessor shall furnish any particular item(s) of work or service (which would constitute a common area maintenance charge hereunder) to less than ninety-five percent (95%) of the leasable portions of the Building or to only a portion of the Property, due to the fact that less than ninety-five percent (95%) of the leasable portions of the Building are occupied, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the Additional Rent payable hereunder, the amount of Common Area Maintenance Charges or the amount of the expenses attributable to such item, as the case may be, for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period had the Building been at least ninety-five percent (95%) occupied or had Lessor furnished such item of work or services to such other portions of the Building or the Property.

     E. Lessor shall have the absolute right, at all times during the Term to increase, reduce, alter or otherwise modify the way in which it uses, operates, repairs, or maintains the Building and/or the Property and the cost thereof. Nothing contained herein shall require Lessor to incur or provide any particular service or charge in connection with its use, operation, repair or maintenance of the Building and/or Property, except as otherwise provided in this Lease, it being agreed and understood that the items described in Section 3.01.B. are by way of illustration only and shall not obligate Lessor thereto, except that Lessor shall maintain the Building and Property in such condition as is otherwise provided for herein.

     F. The term "Taxes" shall mean all such taxes, assessments, use and occupancy taxes in respect of this Lease and any subleases made hereunder, water and sewer charges, rates and rents, water and other meter charges (to the extent not otherwise included in Common Area Maintenance Charges or reimburseable by tenants) and all such other similar charges, taxes, levies and sums of every kind or nature whatsoever, general and special, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall or may during or in respect of the Term (or any period prior to the Term for which Fixed Rent is payable) be assessed, levied, charged or imposed upon by any Governmental Authority (as hereinafter defined) or become a lien, imposed by any Governmental Authority, on the Property, Building, or Demised Premises, or any part thereof, or anything appurtenant thereto, or the sidewalks, streets or roadways in front of, adjacent to or appurtenant to the Property, Building or Demised Premises (and which have a basis related in any way to the Property, Building, or Demised Premises and/or the use or manner of use thereof), or which, if imposed on Lessee or in respect of the Property, Building or Demised Premises and if not paid by Lessee, would be collectible from Lessor, or which have been so assessed, levied, charged or imposed prior to the Term (but, in the last-mentioned case, only with respect to a period falling within the Term); provided, however, that, except if and to the extent otherwise provided in the succeeding sentence, "Taxes" shall not mean federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes or penalties or interest for late payment of any tax in respect of which Lessee shall have duly made payment of Additional Rent as herein provided, or any increase in Taxes directly attributable to Lessor's Initial Building Renovation. If, at any time during the Term, the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of or as a substitution in whole or in part for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, shall be levied, assessed or imposed any tax or other charge on or in respect of the Property, Building and/or Demised Premises or the rents, income or gross receipts of Lessor therefrom (including any county, town, municipal, state or federal levy), then such tax or charge shall be deemed a Tax, but only to the extent that such Tax would be payable if the Property, Building or Demised Premises, or the rent, income or gross receipts received therefrom, were the only property of Lessor subject to such Tax, and Lessee shall pay and discharge the same as herein provided in respect of the payment of Taxes.

     G. The term "School/Village Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property, for the 2006/2007 School Tax and "Town/County Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property for the 2006 Town and County Tax.

     H. The term "School/Village Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of July of each such period for the School Tax and each twelve (12) consecutive months commencing as of the first of June of each such period for the Village Tax; and "Town/County Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of January of each such period, in which any part of the term of this Lease shall occur, or such other periods of twelve (12) months as may be adopted as the fiscal year for real estate tax purposes.

     SECTION 3.02.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the First (1st) Anniversary of the Rent
Commencement Date to the Expiration Date (both dates inclusive) for each School/Village Tax Year and Town/County Year or portion thereof, its proportionate share ("Lessee' Proportionate Share," as hereinafter defined) of increases in Taxes which will be imposed, levied, assessed or collected on the Property, and/or Building of which the Demised Premises are a part, for such School/Village Tax Year and/or Town/County Tax Year, as the case may be, over the respective tax bases based solely upon an increase in the tax rate or any other tax. Notwithstanding the foregoing, the parties hereto acknowledge that as of the Commencement Date, the Property is assessed on less than full occupancy. Commencing in the Assessment Year (as hereinafter defined), Lessee shall also pay its Proportionate Share of increases in the Taxes which are the result of increases in the assessed value of the Property over the Assessment Base (as hereinafter defined). Reasonable fees and expenses, if any, incurred in obtaining any reduction in assessed valuation from the tentative assessment to the final assessment shall also be considered an increase in Taxes for the purpose of this provision. Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable tax year together with the payment of Fixed Rent. Copies of tax bills applicable to the School/Village Tax Base and the Town/County Tax Base, as the case may be, and to any such applicable tax year shall be made available by Lessor for inspection by Lessee during normal business hours. In the event of any reduction in Taxes by reason of a reduction in the assessed value of the Property after the Assessment Year and with respect to which Lessee has paid its proportionate share of any increases in Taxes by reason of such increase in assessed value of the Property after the Assessment Year, any such reduction, less fees and expenses incurred to obtain such reduction shall be refunded in proportionate amounts to Lessee.

     B. As used herein the "Assessment Year" shall mean the tax year in which tenants for at least Ninety-Five (95%) percent of the rentable square footage of the Building have executed leases and the Building has been fully assessed as a fully completed and occupied Building with tenants having paid a full years rent. As used herein the "Assessment Base" shall mean the assessed value of the Property for tax year immediately following the Assessment Year regardless of whether or not the Governmental Authority (as hereinafter defined) actually increases the assessed value of the Property for that tax year.

     SECTION 3.03.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the First (1st) Anniversary of the Rent
Commencement Date to the Expiration Date (both dates inclusive) for each calendar year or portion thereof, Lessee's Proportionate Share of the increases in the Common Area Maintenance Charges over the over the Base Common Area Maintenance Charges (as hereinafter defined). Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable calendar year together with the payment of Fixed Rent.

     B. The term "Base Common Area Maintenance Charges" shall mean the greater of: (x) the actual Common Area Maintenance Charges in effect for the calendar year ending December 31, 2006 or (y) the Common Area Maintenance Charges in effect for the calender year ending December 31, 2006 as grossed up in accordance with the provisions of Section 3.01.D of this Lease.

     SECTION 3.04.A. At any time hereafter and from time to time, Lessor may furnish to Lessee a Lessor's Statement, which shall be reasonably detailed setting forth specific items of Common Area Maintenance Charges and setting forth (i) Lessor's actual Common Area Maintenance Charges (or any one or more items thereof) and/or actual Taxes for a period which shall have expired only if a final statement has not been previously rendered, and/or (ii) Lessor's reasonable estimate of Common Area Maintenance Charges and/or Taxes for a succeeding period. Within Thirty (30) days next following rendition of each such Lessor's Statement, Lessee shall pay to Lessor the entire amount, if any, shown on such Lessor's Statement as being due with respect to any period which shall have expired. In addition, Lessee shall pay to Lessor, on the first day of each month following rendition of each such Lessor's Statement, on account of the estimated Additional Rent thereafter payable, a proportionate sum of the total Additional Rent shown upon such Lessor's Statement as being Lessor's reasonable estimate for a succeeding period on an annual basis (it being agreed that Lessor's estimate shall in any event be deemed reasonable if it is based on actual Common Area Maintenance Charges (or any one or more items thereof) and/or actual Taxes for a period which shall have expired immediately prior thereto, so that one month prior to the end of such period, Lessee's Proportionate Share of the increase shall be paid in full, and Lessee shall continue to pay Additional Rent on such basis until receipt of a subsequent Lessor's Statement. Such Additional Rent shall be due and payable at the same time as each monthly installment of Fixed Rent.

     B. A reconciliation  shall be made upon each Lessor's Statement as follows:
Lessee shall be debited with any Common Area Maintenance Charges and/or Taxes payable as shown on such Lessor's Statement, and credited with the aggregate of the total amount, if any, paid by Lessee in accordance with the provisions of the preceding paragraph on account of the estimated Additional Rent, for the period or item in question, and, within thirty (30) days next following rendition of such Lessor's Statement, Lessee shall pay Lessor the amount of any net debit balance shown thereon or Lessor shall apply against the next ensuing installments of Fixed Rent the net credit balance shown thereon.

     C. Without limiting the preceding provisions of Section 3.04, it is understood that Lessor shall furnish a Lessor's Statement, for each calendar year falling wholly or partially within the Term.

     SECTION 3.05. A. Lessor's failure to render Lessor's Statements with respect to any period shall not prejudice Lessor's right to render a Lessor's Statement with respect to that or any subsequent period, provided, however, that failure to provide such Lessor's Statement within two (2) years after any such period shall be deemed a waiver thereof, except for any item for which Lessor is billed after such two (2) year period. The obligations of Lessor and Lessee under the provisions of this Article with respect to Additional Rent shall survive the expiration or any sooner termination of the Term. Lessor agrees to use reasonable efforts to furnish Lessor's Statement within One Hundred and Twenty (120) days after the end of each calendar year.

     B. Each Lessor's Statement shall be conclusive and binding upon Lessee unless within two (2) years after receipt of such Lessor's Statement, Lessee shall notify Lessor that it disputes the reasonableness or correctness of Lessor's Statement, specifying to the extent known by Lessee the respects in which Lessor's Statement is claimed to be unreasonable or incorrect, which may be a statement that Lessee simply desires to verify such costs. Pending the determination of such dispute by agreement or otherwise, Lessee shall pay Additional Rent in accordance with the applicable Lessor's Statement, and such payment will be without prejudice to Lessee's position. If the dispute shall be finally determined in Lessee's favor by a court of competent jurisdiction, Lessor shall forthwith pay Lessee the amount of Lessee's overpayment of Additional Rent resulting from compliance with Lessor's Statement together with interest thereon at the legal rate, or Lessee may, on ten (10) days written notice to Lessor, offset such overpayment from the Rent next accruing hereunder.

     C. Provided that Lessee substantially  complies with the provisions of this
Section 3.05, Lessee shall have the right, at its sole cost and expense, to retain an independent firm of certified public accountants, or Lessee's employees or other firms retained by Lessee ("Lessee's Accountants"), to review supporting data and/or documentation for any portion of Lessor's Statement that Lessee disputes. Lessee's right under the provisions of this Section 3.05 may be exercised only once for any Lessor's Statement and if Lessee fails to substantially satisfy all of the conditions contained in this Section 3.05, then in such event, Lessee's rights as provided herein with respect to that particular Lessor's Statement shall be deemed waived.

     D.1. Lessee acknowledges that Lessor maintains its records for the Property at the offices of its managing agent as it may change from time to time, and Lessee agrees that any review of records as provided for in this Section 3.05 shall take place at the offices of Lessor's managing agent, which may change from time to time. Lessee acknowledges and agrees that any records reviewed by it shall constitute confidential information of Lessor which shall not be disclosed to anyone other than the Lessee's Accountants and the principals of Lessee who receive the results of the review and disclosure or dissemination of such information shall be deemed a material breach of this Lease and Lessor shall be entitled to all its remedies at law or in equity.

     2. In the event that Lessee's Accountants find an error in Lessor's Statement, such error shall be: (i) promptly corrected in the event that Lessor agrees with Lessee's Accountant, or (ii) resolved by agreement between Lessor and Lessee in the event that Lessor does not agree with Lessee's Accountants. In the event that Lessor and Lessee are unable to resolve such error, then in such event the error shall be determined by arbitration pursuant to the provisions hereof. If the Disputed Item (as hereinafter defined) is agreed upon by Lessor and Lessee, or found by the arbitrators, to be greater or lesser than the amount set forth in Lessor's Statement, then in such event: (i) if Lessee has overpaid its obligations for a preceding period, the amount of such overpayment shall be credited against Lessee's subsequent installments obligations to pay its Proportionate Share of Common Area Maintenance Costs or Rent; or (ii) if Lessee has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid to Lessor with Lessee's next installment obligation of Common Area Maintenance Costs. If the dispute shall be determined in Lessee's favor by arbitration or otherwise and Lessee's Proportionate Share of Common Area Maintenance Charges increases as charged by Lessor is more than one hundred and ten (110%) percent of Lessee's Proportionate Share as determined by Lessee's audit after arbitration, as the case may be, then in such event, Lessor agrees to reimburse Lessee for all reasonable actual out of pocket audit fees incurred by Lessee in connection therewith, provided, however, that same does not exceed the amount that it has been determined that Lessor owes Lessee and provided further, that Lessor shall have no obligation to reimburse Lessee for the cost of its in-house certified public accountants.

     3.A. In the event that Lessor and Lessee are unable to resolve a dispute concerning the reasonableness and/or correctness of any specific item on Lessor's Statement (hereinafter referred to as the "Disputed Item"), then either Lessor or Lessee (hereinafter referred to as the "Initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

     B. If the Initiating Party gives a Review Notice, then within twenty (20) days after giving of such Review Notice, the Responding Party shall give notice to Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree to such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrator's written determination as to the reasonableness and/or correctness of the Disputed Item. The reasonableness and/or correctness of any Disputed Item submitted by Lessor's arbitrator shall be called the "Lessor's Submitted Value" and reasonableness and/or correctness of any Disputed Item submitted by Lessee's arbitrator shall be called the "Lessee's Submitted Value". Copies of such written determinations shall promptly be sent to both Lessor and Lessee. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party's arbitrator's determination as to the reasonableness and/or correctness of the Disputed Item if, and only if, such failure persists for five (5) days after notice to the party for whom such arbitrator is acting, and, provided that such five (5) day period shall be extended by reason of any Unavoidable Delay. If the higher determination as to the reasonableness and/or correctness of the Disputed
Item is not more than one hundred and five (105%) percent of the lower determination as to the reasonableness and/or correctness of the Disputed Item, then the reasonableness and/or correctness of the Disputed Item shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective determinations, the two arbitrators shall appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Westchester County Bar Association (who may consult with the Chairman of the Real Property Law Committee of the Westchester County Bar Association). Within ten (10) days after the appointment of such third arbitrator, the Lessor's arbitrator shall submit Lessor's Submitted Value to such third arbitrator and the Lessee's arbitrator shall submit Lessee's Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such fifteen (15) day period, make his own determination as to the reasonableness and/or correctness of the Disputed Item, and send copies of his determination promptly to both Lessor and Lessee specifying whether Lessor's Submitted Value or Lessee's Submitted Value was closer to the determination by such third arbitrator as to the reasonableness and/or correctness of the Disputed Item. Whichever of Lessor's Submitted Value or Lessee's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed correct.

     C. In no event shall the arbitrators enlarge upon, or alter or amend, this Lease or Lessor's or Lessee's rights as provided in this Lease, it being understood that the sole issue for determination by the arbitrators shall be the single issue of fact as to the reasonableness and/or correctness of the Disputed Item. The arbitrators shall be certified public accountants who are disinterested and are currently practicing in the Westchester County, New York area with at least ten (10) years experience in evaluating and auditing common area maintenance charges.

     D. Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall be borne by the parties equally. The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or calling such witness or ordering such transcripts.

     SECTION 3.06. Lessee shall pay and discharge, or cause to be paid and discharged, the following items, regardless of to whom or how incurred, all taxes and assessments, if any, which shall or may during the Term be charged, levied, assessed or imposed upon, or become a lien upon, the personal property of Lessee used in the operation of the Demised Premises and which, if not paid by Lessee, would be collectible from Lessor.

                    ARTICLE 4 - USE OF DEMISED PREMISES

     SECTION 4.01.A. Subject to the provisions of this Article, Lessee shall have the right to use the Demised Premises for general and executive office purposes, for a trading floor and executive kitchen and dining room and for no other purposes, provided, however, that with respect to the trading floor and executive kitchen and dining room, Lessee shall, at its sole cost and expense, be required to comply with all Legal Requirements, Insurance Requirement and Environmental Laws with respect to such use (the "Permitted Use").

     B.1. From and after the Commencement Date, Lessor does hereby grant unto Lessee the privilege and a license to One Hundred and Thirty-Eight (138) non-reserved parking spaces in the parking area located on the Property for a period to be coterminous with the Term of this Lease for a period to be coterminous with the Term of this Lease. Lessee agrees that Lessor shall have the right, in its sole and absolute discretion, upon thirty (30) days written notice to Lessee, to change the location of all non-reserved parking spaces in the event that Lessor determines to change the area, level, location and arrangement of parking areas and other facilities; to build multistory parking facilities; to temporarily restrict parking by lessees, their officers, agents and employees; and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-tenant parking, provided, however, that in the event such closure is during Normal Working Hours (as hereinafter defined) Lessor shall provide Lessee with no less than the number of non-reserved parking spaces required to be provided under this Lease at a location within a reasonable distance of the Demised Premises and at no charge to Lessee. The license and privilege hereby granted shall apply only to those duly registered and operating private passenger motor vehicle(s) owned and operated by Lessee or Lessee's employees, invitees and contractors and shall not be transferable to any other person or used for any other purpose other than as herein provided. Lessee and its employees, officers, partners, directors, agents, and contractors, covenant and agree that they shall park their vehicles in legal parking spaces designated by Lessor on the Property and shall not park their vehicles in any other location on the Property, or on any roadway or property adjacent to the Property.

     B.1. From and after the Commencement Date, Lessor does hereby grant unto Lessee the privilege and a license to Twenty-One (21) reserved parking spaces in the parking area located on the Property as shown on EXHIBIT "F" annexed hereto and made a part hereof, which shall be identified as exclusive to Lessee, for a period to be coterminous with the Term of this Lease. Lessee agrees that Lessor shall have the right, upon thirty (30) days written notice to Lessee, to change the location of all reserved parking spaces in the event that Lessor is required to do so by reason of any Legal Requirements, Insurance Requirements and/or Environmental Laws. Lessee further agrees that Lessor shall have the right to change the location of all reserved parking spaces in the event that Lessor determines to change the area, level, location and arrangement of parking areas and other facilities or build multistory parking facilities, provided, however, that Lessor shall not make such change to accommodate another tenant in the
Building and such alternate area for the reserved parking spaces is as reasonably close the main elevator bank as the previous reserved parking spaces; to temporarily restrict parking by lessees, their officers, agents and employees; and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close, other than during Normal Working Hours, temporarily all or any portion of the parking areas or facilities to discourage non-tenant parking. The license and privilege hereby granted shall apply only to those duly registered and operating private passenger motor vehicle(s) owned and operated by Lessee or Lessee's employees, invitees and contractors and shall not be transferable to any other person or used for any other purpose other than as herein provided. Lessee and its employees, officers, partners, directors, agents, and contractors, covenant and agree that they shall park their vehicles in legal parking spaces designated by Lessor on the Property and shall not park their vehicles in any other location on the Property, or on any roadway or property adjacent to the Property.

     SECTION 4.02. Lessee shall not use or occupy the Demised Premises in any manner or suffer or permit the Demised Premises or any part thereof to be used in any manner, or do or suffer or permit anything to be done in the Demised Premises, or bring anything into the Demised Premises or suffer or permit anything to be brought into the Demised Premises, which would in any way do any of the following: (a) violate any of the provisions of the Mortgage (as hereinafter defined) or Superior Lease (as hereinafter defined) for which Lessor has notified Lessee in writing and do not prohibit the use of the Demised Premises for the Permitted Use; (b) violate any Legal Requirements, Insurance Requirements or Environmental Laws (as such terms are hereinafter defined); (c) make void or voidable any insurance policy then in force with respect to the Demised Premises, Building or Property; (d) make unobtainable from insurance companies authorized to do business in the State of New York and rated by Best's Insurance Rating Service with a rating at least equal to A:XII, at standard rates without any special premium or charge, any fire or other casualty insurance with extended coverage, or rental, liability or boiler insurance, or other insurance provided for in Section 11.01 or otherwise may be required to be furnished by Lessor under the terms of the Mortgage or Superior Lease with respect to the Demised Premises (Lessor acknowledges that the use of the Demised Premises for the Permitted Use shall not be deemed to violate the foregoing);
(e) cause physical damage to the Demised Premises, Building or Property, or any part thereof; (f) constitute a public or private nuisance; (g) substantially impair the appearance or character of the Demised Premises, Building or Property; (h) discharge or cause the discharge of objectionable substances, fumes, vapors or odors from the Demised Premises not otherwise in compliance with Legal Requirements, Insurance Requirements and Environmental Laws; (i) cause Lessee to default in the observance and performance of any of its other obligations to be observed and performed under this Lease; (j) unreasonably interfere with the effectiveness or accessibility of the utility, mechanical, electrical and other systems installed or located anywhere at the Demised Premises, or (k) violate any of the Building's Rules and Regulations annexed hereto as EXHIBIT "C," as same may be amended from time to time.

     SECTION 4.03. If any governmental license or permit shall be required for the proper and lawful conduct of Lessee's business in the Demised Premises or any part thereof, then Lessee, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Lessor. Lessee shall, at all times, comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Lessee affect Lessee's obligations hereunder. Lessee shall not use or occupy the Demised Premises, or suffer or permit anyone to use or occupy the Demised Premises, in violation of any certificate of occupancy issued for the Building or Property.

     SECTION 4.04. Lessee shall obtain the appropriate certificate(s) required for Lessee's occupancy of the Demised Premises upon substantial completion of Lessee's Work (as that term is hereinafter defined).

     SECTION 4.05. Lessee shall not place, or suffer, or permit anyone to place a load upon any floor of the Building that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law, nor shall Lessee overload, or suffer, or permit anyone to overload any wall, roof, land surface, pavement, landing or equipment on the Demised Premises.

     SECTION 4.06. Lessee shall not use, or suffer, or permit anyone to use, on or across the Demised Premises, Building or Property, any equipment having caterpillar-type tracks or tires, or any other equipment which would be damaging to the Demised Premises, Building or Property or any road surface or blacktopping thereon.

     SECTION 4.07. A. Lessee shall not release, discharge or dispose of, or permit, or suffer any release, discharge or disposal of any Hazardous Material at the Demised Premises in violation of any Environmental Law (as hereinafter defined). Lessee shall not permit or suffer the manufacture, generation, storage, transmission or presence of any Hazardous Material over or upon the Demised Premises in violation of any Environmental Law.

     B. Lessee shall: (i) promptly, upon learning thereof, notify Lessor of any violation of, or non-compliance with, potential violation of or non-compliance with, or liability or potential liability under, any Environmental Law concerning the Demised Premises, (ii) promptly make (and deliver to Lessor copies of) all reports or notices that Lessee is required to make under any Environmental Law concerning the Demised Premises and maintain in current status all permits and licenses required under any Environmental Law concerning the Demised Premises, (iii) immediately comply with any orders, actions or demands of any Governmental Authority (as herein defined) with respect to the discharge, clean-up or removal of Hazardous Materials at or from the Demised Premises due to a breach of a covenant set forth in Section 4.07.A, (iv) pay when due the cost of removal of, treatment of, or the taking of remedial action with respect to, any Hazardous Material on the Demised Premises which is required by an Environmental Law due to a breach of a covenant set forth in Section 4.07.A, (v) keep the Demised Premises free of any lien imposed pursuant to any Environmental Law in respect of a breach of a covenant set forth in Section 4.07.A, (vi) from time to time, upon the request of Lessor, execute such affidavits, certificates and statements concerning Lessee's knowledge and belief concerning the presence of Hazardous Materials on the Demised Premises and (vii) otherwise comply with all Environmental Laws concerning the Demised Premises.

     C. Lessor shall not release, discharge or dispose of, or permit, or suffer any release, discharge or disposal of any Hazardous Materials at the Demised Premises and/or the Property in violation of any Environmental Law. Lessor shall not permit or suffer the manufacture, generation, storage, transmission or presence of any Hazardous Material over or upon the Demised Premises and/or Property in violation of any Environmental Law. If the presence of any Hazardous Materials exists on the Property in excess of the amount permitted by Environmental Laws, and to the extent the presence thereof is caused by Lessor, or a third party (other than Lessee, its agents, contractors, subcontractors, invitees or licensees), or is a pre-existing condition, Lessor shall, at Lessor's sole cost and expense, promptly take all actions necessary to comply with such Environmental Laws.

     SECTION 4.08.A. Lessor shall, at Lessor's sole cost and expense, include Lessee's name on any internal Building directory and on the floor directional signs. Lessee shall also be entitled to Lessee's Proportionate Share of listings on the internal Building directory. Lessor shall, at Lessee's sole cost and expense, include Lessee's name on the entrance door to the Demised Premises. Other than the foregoing, Lessee shall not place or suffer to be placed or maintain any sign, awning or canopy upon or outside the Demised Premises or in the Building; nor shall Lessee place at the store front any sign, decoration, lettering or advertising matter of any kind without first obtaining Lessor's written approval and consent in each instance. In the event that Lessor gives its consent hereunder, all signs shall be of a size, color and design as is approved in writing by Lessor and shall be installed where designated by Lessor and maintained in good condition, repair and appearance at all times, according to Lessor's standards and the laws of the municipality having jurisdiction over such signs. If Lessor shall deem it necessary to remove any sign in order to paint or to make any repairs, alterations or improvements in or upon the Demised Premises or any part thereof, Lessor shall have the right to do so, provided the same be removed and replaced at Lessor's cost and expense unless having been occasioned by fault of Lessee. Lessor shall have the right, with or without notice to Lessee, to remove any signs (paper or otherwise) installed by Lessee in violation of this paragraph and to charge Lessee the cost of such removal without liability to Lessee for such removal.

     B. Subject to the provisions of Section 10.03 of this Lease, in the event that Lessor allows another tenant in the Building who occupies the same amount or less rentable square feet in the Building than Lessee herein named to put their name on or above the entrance to the Building or in the lobby of the Building, then in such event, Lessor agrees that Lessee herein named shall have the right to have their name installed on or above the entrance to the Building or in the lobby of the Building.

     SECTION 4.09 No property, other than such as might normally be brought upon or kept in the Demised Premises as incidental to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or kept in the Demised Premises.

             ARTICLE 5- POSSESSION AND CONDITION OF DEMISED PREMISES

     SECTION 5.01. Lessee has inspected the Demised Premises and the state of title thereto and Lessee accepts the Demised Premises in their "AS IS" state and condition on the Commencement Date and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

     SECTION 5.02.A. If delivery of possession to the Demised Premises to Lessee is delayed by reason of Unavoidable Delays (as hereinafter defined), then this Lease and the validity thereof shall not be affected thereby and Lessee shall not be entitled to terminate this Lease, to claim actual or constructive eviction, partial or total, or to be compensated for loss or injury suffered as a result thereof, nor shall the same be construed in any way to extend the Term, provided, however, that, notwithstanding the provisions of Article 1, the Commencement Date shall be deemed to occur only if and when possession of the Demised Premises is made available to Lessee.

     B. Notwithstanding the foregoing and except for Lessee Delays, in the event that the Demised Premises are not delivered to Lessee on or before May 1, 2005 (the "Delivery Date") time being of the essence with respect to said date, then in such event, and in lieu of any other remedies at law or in equity, Lessee may serve notice on Lessor of its intention to terminate this Lease on May 31, 2005 (the "Termination Date") and if by the Termination Date, Lessor shall not delivered possession of the Demised Premises to Lessee in accordance with the provisions of this Lease, this Lease shall terminate on the Termination Date as if such termination date were the Expiration Date, and the Fixed Rent and Security Deposit paid by Lessee upon the execution of this Lease shall be refunded by Lessor to Lessee. Lessee hereby agrees that in the event it exercises it right to terminate this Lease, then in such event, Lessee hereby agrees that Lessee's right to terminate this Lease shall be its sole and exclusive remedy. Lessor and Lessee agree that this Section 8.02.C. is an express provision to the contrary as to the time when Lessor shall deliver possession of the Demised Premises.

     C. Notwithstanding the foregoing and except for Lessee Delays, in the event that Lessor's Lobby Renovation Work (as hereinafter defined) is not substantially complete June 1, 2005 (the "Lobby Renovation Completion Date"), then in such event, and in lieu of any other remedies at law or in equity, Lessee shall be entitled to a credit against Fixed Rent in the amount of: (i) One Thousand, One Hundred and Thirty-Four and 17/100 ($1,134.17) Dollars for each and every day after the Lobby Renovation Completion Date up to June 30, 2005 until Lessor's Lobby Renovation Work is substantially complete as and for liquidated damages; (ii) Two Thousand, Two Hundred and Sixty-Eight and 34/100
($2,268.34) Dollars for each and every day after July 1, 2005 up to July 31, 2005 until Lessor's Lobby Renovation Work is substantially complete as and for liquidated damages; (iii) Three Thousand, Four Hundred and Two and 51/100 ($3,402.51) Dollars for each and every day after August 1, 2005 up to August 31, 2005 until Lessor's Lobby Renovation Work is substantially complete as and for liquidated damages; and (iv) Four Thousand, Five Hundred and Thirty-Six and 68/100 ($4,536.68) Dollars for each and every day after September 1, 2005 until Lessor's Lobby Renovation Work is substantially complete as and for liquidated damages (hereinafter referred to collectively as the "Rent Credit").

     SECTION 5.03. The provisions of this Article shall be considered an express provision to the contrary pursuant to New York Real Property Law Section 223-(a) governing delivery of possession of the Demised Premises and any law providing for such a contingency in the absence of such express agreement now or hereafter enacted shall have no application is such case to the extent inconsistent with this Lease.

                      ARTICLE 6- UTILITIES, CLEANING, ETC.

     SECTION 6.01.A. During the Term hereof, Lessor shall furnish to Lessee, during Normal Working Hours (as hereinafter defined: (i) necessary elevator facilities; (ii) heat to the Demised Premises when and as required by law; (iii) water for ordinary lavatory purposes for the Demised Premises, but if Lessee uses or consumes water for any other purposes or in unusual quantities (of which fact Lessor shall be the sole judge), Lessor may install a water meter at Lessee's expense in good working order and repair to register such water consumption and Lessee shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered; (iv) air conditioning and/or cooling for the Demised Premises through the Building's air conditioning and/or cooling system (the "Building's AC System"); (v) ventilation for the Demised Premises; (vi) electricity for Building lighting and normal Building equipment and other incidental equipment (hereinafter collectively referred to as the "Utility Service".

     B. Except as otherwise specifically provided for in this Lease, and notwithstanding the provisions of Section 6.01.A. above, Lessor represents and warrants that Lessee shall have access (by elevator) to the Demised Premises Twenty-Four (24) hours a day, Seven (7) days a week.

     C. During the Term hereof, Lessor shall also provide concierge service in the Building Twenty-Four (24) hours a day, Seven (7) days a week.

     D.1. The Building's AC System shall be capable of supplying hot and cool air to the point of distribution within the Demised Premises as follows: (i) Forty-Five Thousand (45,000) cubic feet per minute at 57 degrees F for cooling from AHU#9 located in the penthouse and chilled water that feeds individual perimeter fan coils that total Ten Thousand, Four Hundred and Twenty (10,420) cubic feet per minute and Twelve Thousand (12,000) cubic feet per minute to the Seventh (7th) floor atrium and center areas; and (ii) Forty-Five Thousand (45,000) cubic feet per minute at 62-64 degrees F for heat.

     2. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the Building's AC System servicing the Demised Premises results, necessitating changes in the Building's AC System servicing the Demised Premises, such changes shall be made by Lessor upon written notice to Lessee and Lessee's sole cost and expense. Lessee agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the regulations and requirements which Lessor may prescribe for the proper functioning and protection of the said air conditioning system. Lessor, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises.

     E. It is agreed and understood that Lessee is responsible for designing and building the heating, air conditioning and ventilating distribution system within the Demised Premises (the "HVAC Distribution System") and that Lessor makes no representation that the HVAC Distribution System will be able to comply with the foregoing specifications, provided, however, that Lessor represents that the Building's AC System will be capable of delivering the required performance specifications to Lessee's point of distribution within the Demised Premises. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning of the Demised Premises by reason of Lessee's Work, or the HVAC Distribution System, interference with normal operation of the Building's AC System in the Demised Premises results, necessitating changes in the Building's AC System servicing the Demised Premises, such changes shall be made by Lessee at its sole cost and expense.

     SECTION 6.02. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee cleaning services for the Demised Premises, Monday through Friday, in accordance with the Cleaning Specifications annexed hereto as EXHIBIT "D."

     SECTION 6.03.A. If Lessee requests air cooling, heat or ventilation in the Demised Premises outside Normal Working Hours (the "Overtime Services"), Lessee agrees to pay to Lessor the Overtime Charge (as hereinafter defined) to cover Lessor's expenses for providing such Overtime Services. Except as otherwise specifically provided for in the Lease, Lessor agrees that Electric Service shall be furnished to the Demised Premises in accordance with the provisions of
Section 6.04 of this Lease twenty-four (24) hours a day, seven (7) days a week.

     B.1 Lessor shall furnish such Overtime Services to Lessee provided that (i) Lessee pays to Lessor as Additional Rent the hourly Overtime Charges (as hereinafter defined) for each hour that Lessee requests Overtime Services, which Overtime Charges will be billed to Lessee along with Lessee's next monthly installment of Fixed Rent if such service shall have been furnished to Lessee prior to the fifteenth (15th) day of the month or along with the subsequent monthly installment of Fixed Rent if such service shall have been furnished to Lessee after the fifteenth (15th) day of the month, (ii) that Lessee's request shall be received by Lessor by not later than 2:00 P.M. on the day for which after hours service is requested (and by not later than 2:00 P.M. on the day preceding any requested before-hours service), and (iii) the Building's AC system is not then producing chilled water for future. Notwithstanding anything contained to the contrary in this Article 6, Lessee shall not be required to pay Overtime Charges for intermittent use of the Demised Premises outside Normal Working Hours, unless such use shall be on a scale and frequency so as to constitute the regular operation of Lessee's business outside Normal Working Hours. In no event, however, shall Lessor be obligated to supply heating or air conditioning outside of Normal Working Hours unless Lessee shall request and pay for the same as provided in this Article 6. In the event that Lessee and any other tenant in the Building shall request Overtime Services, then, to the extent that the Building Equipment permits same, Lessee and such other tenants shall pay their proportionate share of the Overtime Charges.

     2. As used herein, the "Overtime Charges" shall be an amount equal to the sum of: (i) One Hundred and 00/100 ($100.00) Dollars and (ii) the Utility
Consumption Charges (as hereinafter defined). As used herein, the "Utility Consumption Charges" shall be determined by adding Lessor's actual cost of providing all electric service, natural gas service and/or oil consumed in the Building, as the case may be, during the month in which such Overtime Service is requested and dividing that total amount by the total number of Normal Working Hours during the month in which such Overtime Service is requested.

     3. Lessee agrees that the Overtime Charges, may from time to time, be increased by Lessor, with not less than thirty (30) days prior written notice to Lessee, if the rates at which Lessor purchases electrical energy from the public utility corporation supplying electrical current to the Building of which the Demised Premises are a part shall be increased, or any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Lessor in connection therewith shall be increased. The Overtime Charges shall be increased by an amount equal to the product of the respective hourly rate times the percentage increase in the rates at which Lessor purchases electrical energy from the public utility corporation as aforesaid.

     SECTION 6.04.A. During the Term hereof, or any Renewal Term, Lessor shall also provided Lessee with the necessary facilities to furnish electricity ("Electric Service") to the Demised Premises, including any supplemental heating, ventilating and air conditioning systems.

     B. Lessee agrees that it shall purchase or receive such Electric Service directly from Lessor and to pay directly to Lessor all charges for Electric Service rendered or supplied to the Demised Premises throughout the Term hereof, or any Renewal Term.

     C. Lessee's consumption of Electric Service shall be measured by means of separate flow meters (hereinafter referred to as the "Meters") installed by Lessee as part of Lessee's Work, and Lessee shall pay, during the entire Term of this Lease, or any Renewal Term, all costs and expenses including the payments of any taxes and/or penalties in connection therewith for all Electric Service used, consumed or provided to the Demised Premises, including electricity for any auxiliary heating, ventilating and air conditioning systems servicing the Demised Premises. All such costs and expenses for Electric Service shall be at the same rates that the utility company servicing the Building is charging Lessor for consumption of electricity in the Building.

     D. Lessee shall pay for all Electric Service consumed, used or provided to the Demised Premises as hereinabove provided within twenty (20) days after rendition of a bill for same by Lessor (the "Utility Statement"). Lessor shall bill Lessee at Lessor's cost for all Electric Service and there shall be no fee payable to Lessor to read the Meters and prepare the Utility Statement. All Electric Service billed by Lessor to Lessee shall be deemed Additional Rent. Each Utility Statement shall be conclusive and binding upon Lessee unless within thirty (30) days after receipt of such Utility Bill Lessee shall notify Lessor that it disputes the reasonableness or correctness of the Utility Statement, specifying the respects in which the Utility Statement is claimed to be unreasonable or incorrect. Pending the determination of such dispute by agreement or otherwise, Lessee shall pay for Electric Service in accordance with the applicable Utility Statement, and such payment will be without prejudice to Lessee's position.

     E. Lessee shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment if the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors (excluding any supplemental HVAC system installed by Lessee in the Demised Premises as part of Lessee's Work) exceeds seven and one-half (7.5) watts of connected per square foot of installed ceiling area, without first obtaining written consent from Lessor in each instance. Lessor warrants that the electrical facilities servicing the Demised Premises are in good working order and can accommodate a normal office installation with associated office machinery and equipment, provided, however, that the connected electrical load (excluding any supplemental HVAC system installed by Lessee in the Demised Premises as part of Lessee's Work) , when combined with the load of all lighting fixtures and all occupancy factors does not exceed seven (7.5) watts of connected load per square foot of installed ceiling area. Lessee agrees that at all times its use of Electric Service shall not exceed the capacity or overload any of the central and appurtenant installations for Electric Service including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Property, Building, or Demised Premises or any other mechanical equipment spaces located therein. Lessee's use of Electric Service shall not interfere with the use thereof by other occupants of the Property, or Building and shall be of such a nature, as determined by Lessor in its reasonable judgment and discretion, so as not cause permanent damage or injury to the Demised Premises or the Building of which the Demised Premises are a part, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants or occupants.

     SECTION 6.05.A. Provided that Lessee substantially complies with the provisions of this Section 6.05, Lessee shall have the right, at its sole cost and expense, to retain an independent engineering firm or electrical contractor ("Lessee's Engineers"), to review supporting data and/or documentation for any portion of the Utility Statement that Lessee disputes. If Lessee fails to satisfy substantially all of the conditions contained in this Section 6.05, then in such event, Lessee's rights as provided herein with respect to that particular Utility Statement shall be deemed waived.

     B. Lessee acknowledges and agrees that any records reviewed by it shall constitute confidential information of Lessor which shall not be disclosed to anyone other than the Lessee's Engineers and the principals of Lessee who receive the results of the review and disclosure or dissemination of such information shall be deemed a material breach of this Lease and Lessor shall be entitled to all its remedies at law or in equity.

     C. In the event that Lessee's Engineers find an error in the amount of Electric Service consumed by Lessee in the Demised Premises as stated in the Utility Statement (hereinafter referred to as "Electric Consumption"), such error shall be: (i) promptly corrected in the event that Lessor agrees with Lessee's Engineers, or (ii) resolved by agreement between Lessor and Lessee in the event that Lessor does not agree with Lessee's Engineers. In the event that Lessor and Lessee are unable to resolve such error, then in such event, the error shall be determined by arbitration as provided for in this Section 6.05. If the amount of Electric Consumption is agreed upon by Lessor and Lessee, or found by the arbitrators, to be greater or lesser than the amount set forth in the Utility Statement, then in such event: (i) if Lessee has overpaid its obligations for a preceding period, the amount of such overpayment shall be credited against Lessee's subsequent obligation to pay its Utility Statement or Rent; or (ii) if Lessee has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid to Lessor with Lessee's next Utility Statement or Rent.

     D. In the event that Lessor and Lessee are unable to resolve a dispute concerning the amount of Electric Consumption in the Demised Premises, then either Lessor or Lessee (hereinafter referred to as the "Initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

     E. If the Initiating Party gives a Review Notice, then within twenty (20) days after giving of such Review Notice, the Responding Party shall give notice to Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree to such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrator's written determination of the amount of Electric Consumption. The amount of the Electric Consumption specified by Lessor's arbitrator shall be called the "Lessor's Submitted Value" and the amount of Electric Consumption specified by Lessee's arbitrator shall be called the "Lessee's Submitted Value". Copies of such written determinations shall promptly be sent to both Lessor and Lessee. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party's arbitrator's determination as to the Electric Consumption, if, and only if, such failure persists for five (5) days after notice to the party for whom such arbitrator is acting, and, provided that such five (5) day period shall be extended by reason of any Unavoidable Delay. If the higher determination of the Electric Consumption for the Demised Premises is not more than one hundred and five (105%) percent of the lower determination of the Electric Consumption, then the Electric Consumption for the Demised Premises shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective Electric Consumption determinations, the two arbitrators shall appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Westchester County Bar Association (who may consult with the Chairman of the Real Property Law Committee of the Westchester County Bar Association). Within ten (10) days after the appointment of such third arbitrator, the Lessor's arbitrator shall submit Lessor's Submitted Value to such third arbitrator and the Lessee's arbitrator shall submit Lessee's Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such fifteen (15) day period, make his own determination of the Electric Consumption in the Demised Premises, and send copies of his determination promptly to both Lessor and Lessee specifying whether Lessor's Submitted Value or Lessee's Submitted Value was closer to the determination by such third arbitrator of the Electric Consumption in the Demised Premises. Whichever of Lessor's Submitted Value or Lessee's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the Electric Consumption in the Demised Premises.

     F. In no event shall the arbitrators enlarge upon, or alter or amend, this Lease or Lessor's or Lessee's rights as provided in this Lease, it being understood that the sole issue for determination by the arbitrators shall be the single issue of fact of the Electric Consumption in the Demised Premises. The arbitrators shall be licensed engineers or electrical contractors who are disinterested and are currently practicing in the Westchester County, New York area with at least ten (10) years experience in evaluating and auditing electric consumption.

     G. Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall be borne by the parties equally. The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or calling such witness or ordering such transcripts.

     SECTION 6.06. Lessor reserves the right to stop, interrupt and/or suspend Utility Service and/or Electric Service when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgement of Lessor for as long as may be reasonably required by reason thereof. The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Lessee and upon reasonable notice to Lessee (except that no notice shall be required in the event of an emergency) and Lessor shall pursue same with due diligence.

     SECTION 6.07. The Lessor shall in no way be liable for any loss, damage, or expense which Lessee may incur as a result of the change, at any time, of the character or quality of Electric Service or Utility Service or any failure of or defect in Electric Service or Utility Service by reason of any public or private utility company then supplying such service to the Property, Building or the Demised Premises and Lessee agrees to hold the Lessor harmless and to indemnify it from and against any loss, liability or damage in connection therewith resulting from Lessee's negligent or wilful acts or omissions. This indemnity shall survive the expiration or other termination of this Lease.

                        ARTICLE 7- REPAIR AND MAINTENANCE

     SECTION 7.01.A. Subject to the provisions of Section 7.02 hereof, Lessee shall, during the Term of this Lease and any Renewal Term, at Lessee's sole cost and expense, take good care of, maintain and make all repairs, (other than structural) in the Demised Premises, and the fixtures and equipment therein and appurtenances thereto, including but not limited to, internal doors and entrances, door checks, internal signs, floor covering, interior walls, columns and partitions; and lighting, heating, hot water, plumbing and sewerage facilities located within the Demised Premises and serving only the Demised Premises, the portion of the sprinkler system and sprinkler heads serving only the Demised Premises; and supplemental air conditioning units, if any, located within the Demised Premises and serving only the Demised Premises.

     B. If Lessee refuses or neglects to clean, maintain or make repairs or otherwise fails to perform any of Lessee's repairs or maintenance obligations hereunder, Lessor shall have the right, but shall not be obligated, to make such repairs or perform on behalf of and for the account of Lessee. All sums so paid by Lessor in connection with the payment or performance by it or any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

     SECTION 7.02. Except to the extent caused by the acts or omissions of Lessee, or Lessee's agents, contractors, subcontractors, employees, or invitees, Lessor shall be required to make all necessary structural repairs to the Demised Premises and/or Building, repairs to the Building Equipment (as hereinafter defined) and for damage caused by a casualty or Lessor's negligent acts, excluding Lessee's property. Lessor shall during the Term of this Lease and any Renewal Term, operate, maintain and repair all common areas and other facilities in or about the Property and/or the Building, exclusive of interior doors, interior door frames, interior door checks, interior windows and interior window frames. Lessor shall construct, maintain and operate the common areas of the Building and Property as a first class office building in Westchester County, New York, and Lessor shall have full right and authority to employ and discharge all personnel with respect thereto. If Lessor shall designate an employee or lessee parking area or areas, Lessee and its employees shall use only such areas for parking and Lessee shall cooperate fully with Lessor in enforcing this covenant.

     SECTION 7.03. "Repairs" as used herein shall mean all repairs, replacements, renewals, alterations, additions and betterments. All contracts between Lessee and others for installations, maintenance, and repairs and alterations involving the Demised Premises, including maintenance agreements, shall be subject to the prior written approval of Lessor, not to be unreasonably withheld or delayed.

     SECTION 7.04. Lessor shall not be required to make any repairs or replacements to the common areas occasioned by the act or negligence of Lessee, its agents, employees, invitees, customers, licensees, or contractors, except to the extent that Lessor is reimbursed therefor under any policy of insurance permitting waiver of liability and containing a waiver of subrogation, except as otherwise provided in this Article and Article 12 of this Lease.

     ARTICLE 8- LESSEE'S WORK; ALTERATION FUND; SUPPLEMENTAL ALTERATION FUND

     SECTION 8.01. Lessee acknowledges that Lessor shall have no obligation whatsoever to perform any build-out or similar work to Demised Premises, and Lessee agrees to accept same in "AS IS" physical order and condition on the respective commencement dates and without any representation or warranty, express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

     SECTION 8.02.A. Following the Commencement Date, Lessee shall build-out and fully equip with all trade and operating fixtures and equipment, plumbing, lighting and other fixtures and equipment, furniture, furnishings, floor covering, and any and all other items necessary for the proper operation of Lessee's business in the Demised Premises ("Lessee's Work"). All fixtures and equipment permanently affixed to the Demised Premises in connection with Lessee's Work shall not be subject to liens, conditional sales contracts, security agreements or chattel mortgages. Lessee shall complete or cause to be completed all of Lessee's Work required on Lessee's part to be performed in and at the Demised Premises under this Lease pursuant to Lessor's Standard Requirements For Alterations To Be Performed By Lessees,' annexed hereto as EXHIBIT "G."

     B.1. Lessee agrees that Lessor's designated general contractor shall perform the Demolition Portion (as hereinafter defined) of Lessee's Work only, provided that such general contractor can perform the same within the time frame reasonably requested by Lessee. As used herein "Demolition Portion" shall mean the demolition of the entire Demised Premises, including, but not limited to;
(x) removal of all high voltage and low voltage electric wires, conduits, sockets, transformers, etc.; (y) the requirements of all Governmental Authorities having jurisdiction over Lessee's Work; and (z) carting away all debris form the Demised Premises, Building and/or Property, as the case may be. The cost of the Demolition Portion of Lessee's Work performed by Lessor shall be at competitive rates and mutually agreed upon by Robert P. Weisz, on behalf of Lessor, and either Peter May or Nelson Peltz, on behalf of Lessee.

     2. Lessee hereby agrees that Lessor shall be entitled to a supervision fee equal to Sixty Thousand and 00/100 ($60,000.00) Dollars to supervise and coordinate the Base Building Portion (as hereinafter defined) of Lessee's Work ("Lessor's Supervision Fee"), provided, however, that Lessee agrees to use one of Lessor's recommended subcontractors for the heating, ventilating and air conditioning, electrical, sprinkler and fire alarm portion of Lessee's Work as more particularly set forth on EXHIBIT "H" annexed hereto and made a part hereof, provided that the recommended sub contractors can perform such work within a time frame reasonably requested by Lessee and are competitively priced. Lessor's Supervision Fee shall be payable upon substantial completion of that portion of Lessee's Work giving rise to Lessor's Supervision Fee as Additional Rent. Any and all supervision and/or coordination by Lessor of Lessee's Work shall in no way obligate Lessor in any manner whatsoever in respect to the finished product designed and/or constructed by Lessee. Any deficiency in design or construction in Lessee's Work, shall be solely the responsibility of Lessee. Except for Lessor's Supervision Fee, Lessor agrees not to charge Lessee for security persons, hoists, freight elevators, or access to the Building's loading docks, or moving into the Demised Premises during Normal Working Hours. Lessee agrees that it shall be responsible for payment of all Electric Service used and/or consumed in the Demised Premises during Lessee's Work in the amount of Twelve Thousand, One Hundred and Thirty-Six and 67/100 ($12,136.67) Dollars per month or portion thereof, payable in advance on the first (1st) day of each month commencing on the Commencement Date. As used herein, "Base Building Portion" shall mean all portions of Lessee's Work, other than the finishes, cabinetry, wall coverings and flooring. In the event that Lessee requires Lessor to provide supervision and/or construction management fees for other than the Base Building Portion of Lessee's Work, Lessee agrees to pay Lessor its reasonable and customary fee to provide such services to other tenants in the Building.

     C. All construction and transportation of construction material in connection with the performance of Lessee's Work, shall be performed only by contractors and/or subcontractors having collective bargaining agreements with unions affiliated with the Building and Construction Trades Department of the AFL-CIO. Thirty (30) days prior to commencement of Lessee's Work, Lessee shall provide Lessor with a list of names of the general contractor and subcontractors for submission by the holder of the Mortgage to the local Building Trades Council for verification as to their current status with the Building Trades Department. All construction contracts in connection with Lessee's Work must require that the contractor and all subcontractors affirmatively agree to pay prevailing wages and fringe benefits to the appropriate employee benefit plan in accordance with the collective bargaining agreement in force on the construction site.

     SECTION 8.03.A.1. Subject to the provisions of this Section 8.03, Lessor shall contribute an amount not to exceed Two Million, One Hundred and Eighteen Thousand, Four Hundred and 00/100 ($2,118,400.00) Dollars towards the cost of the performance of Lessee's Work, including fees of architects, engineers, expediters, consultants and other soft costs incurred by Lessee in connection with the performance of Lessee's Work (the "Alteration Fund").

     2. In addition to the Alteration Fund, Lessor agrees to provide Lessee with an additional sum not to exceed One Million, Fifty-Nine Thousand, Two Hundred and 00/100 ($1,059,200.00) Dollars (the "Supplemental Alteration Fund") towards the cost of the performance of Lessee's Work, exclusive of fees of architects, engineers, expediters, consultants and other soft costs incurred by Lessee in connection with the performance of the Lessee's Work.

     B. Lessor shall make Proportionate Disbursements (as hereinafter defined) from Alteration Fund and Supplemental Alteration Fund, as the case may be, to Lessee from time to time, within thirty (30) days after receipt of the items set forth in Section 8.03.C. hereof, provided that such request is received by the Lessor by the tenth (10th) day of the calendar month in which Lessor receives such request, and further provided that on the date of a request and on the date of disbursement from the respective alteration fund, no Event of Default shall have occurred or be continuing. Disbursements from the Alteration Fund and Supplemental Alteration Fund, shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid (as certified by Lessee's chief financial officer and Lessee's independent licensed architect) to Lessee's contractors, subcontractors and materialman which have not been the subject of previous disbursement from the Alteration Fund and Supplemental Alteration Fund, as the case may be. As used herein, "Proportionate Disbursement" shall mean fraction, the numerator of which is the amount requested from the Alteration Fund and Supplemental Alteration Fund, as the case may be, and the denominator of which is the total cost of Lessee's Work.

     C. Lessor's obligation to make disbursements from the respective alteration funds shall be subject to receipt of: (a) a request for such disbursement from the specified fund from Lessee signed by the chief financial officer of Lessee, together with the certification required by Section 8.03.C. hereof; (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with Lessee's Work and incorporated into the Demised Premises; (c) copies of all contracts (to the extent not already given to Lessor), work orders, change orders and other documents relating to the work or materials; (d) a certificate of Lessee's independent licensed architect stating
(i) that, in his opinion, the portion of the Lessee's Work theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner in accordance with the final detailed plans and specifications for Lessee's Work as approved by Lessor; (ii) the percentage of completion of Lessee's Work as of the date of such certificate, and (iii) the estimated total cost to complete the performance of Lessee's Work; and (e) lien waivers, to the extent permitted by law, from each contractor, subcontractor and materialmen who performed work in connection with the Lessee's Work to the extent of the amount theretofore paid to such contractor, subcontractor or materialman.

     D. In no event shall the aggregate amount paid by Lessor to Lessee under this Section 8.03 exceed the amount of the Alteration Fund and Supplemental Alteration Fund, as the case may be. Upon the disbursement of the entire Alteration Fund and Supplemental Alteration Fund, as the case may be, Lessor shall have no further obligation or liability whatsoever to Lessee for further disbursement of any portion of the Alteration Fund and Supplemental Alteration Fund, as the case may be, to Lessee. It is expressly understood and agreed that Lessee shall complete at its sole cost and expense, Lessee's Work, whether or not the Alteration Fund and Supplemental Alteration Fund, as the case may be, is sufficient to fund such completion. Any costs to complete Lessee's Work in excess of the Alteration Fund shall be the sole responsibility and obligation of Lessee.

     E. Within forty-five (45) days after completion of the Lessee's Work, Lessee shall deliver to Lessor final waivers of lien from all contractors, subcontractors and materialmen involved in performance of the Lessee's Work and supply of material furnished in connection therewith, and a certificate from Lessee's independent licensed architect certifying that (i) in his opinion the Lessee's Work has been performed in a good and workmanlike manner and completed in accordance with the final detailed plans and specifications for such Lessee's Work as approved by the Lessor, and (ii) all contractors, subcontractors and materialmen have been paid for the Lessee's Work and materials furnished through such date.

     F. Prior to the commencement of the Lessee's Work, (i) Lessee shall provide Lessor with copies of all contracts with contractors, subcontractors who will be performing the Lessee's Work, and (ii) Lessor shall approve (which approval shall not be unreasonably withheld) the schedule of payments to be made thereunder.

     G. Lessee shall maintain comprehensive records and copies of all plans, specifications, budgets and other appropriate documentation in connection with any and all Lessee's Work, copies of which shall be furnished to Lessor upon demand.

     H. Lessor hereby acknowledges that Lessee may elect, in its sole discretion, to use all or any portion of the Supplemental Alteration Fund, provided, however, that Lessee shall notify Lessor in writing on or before November 15, 2005, time being of the essence with respect to said date, as to what portion of the Supplemental Alteration Fund that Lessee intends to use. Lessor hereby agrees that on the Rent Commencement Date, to the extent that Lessee does not use all of the Supplemental Alteration Fund for Lessee's Work (the portion of the Supplemental Alteration Fund not being used hereinafter called the "Unused Supplemental Alteration Fund"), then in such event, the Fixed Rent provided for in Section 2.01 of this Lease shall be reduced each year by an amount equal to the product of: (i) the Unused Supplemental Alteration Fund; and
(ii) No Dollars and 1384/10000 ($0.1384) Dollars (the "Annual Alteration Credit"). Lessee hereby acknowledges and agrees that from and after the Rent Commencement Date, Lessee shall not be entitled to the Unused Supplemental Alteration Fund.

     SECTION 8.04. Other than as specifically provided for in Section 8.03 hereof, Lessee shall not do any construction, work or alterations to the Demised Premises, nor shall Lessee install any items other than Lessee's trade fixtures without first: (1) obtaining Lessor's written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (2) complying with all of the terms, covenants and conditions contained in Lessor's Standard Requirements For Alterations To Be Performed by Lessees', annexed hereto as EXHIBIT "G," as may be amended from time to time.

                         ARTICLE 9- COMPLIANCE WITH LAWS

     SECTION 9.01. Lessor represents that the Demised Premises, the Building and Property will comply with all Legal Requirements, Environmental Laws and Insurance Requirements as of the Commencement Date, provided, however, that Lessor shall not be required to make any modifications or alterations to the Demised Premises, Building and/or Property required by reason of Lessee's Work.

     SECTION 9.02. Throughout the Term of this Lease, Lessee shall promptly comply with all Legal Requirements, Environmental Laws and Insurance Requirements, with respect to the Demised Premises, whether or not such compliance involves structural repairs or changes or be required on account of any particular use to which the Demised Premises, or any part, may be put by Lessee, other than general office use, and whether or not any such Legal Requirements, Environmental Laws, or Insurance Requirements be of a kind not now within the contemplation of the parties hereto. Compliance by Lessee with Legal Requirements, Environmental Laws, and Insurance Requirements shall be at Lessee's sole cost and expense. Lessee shall not contest the application or validity of any such Legal Requirements, Environmental Laws, or Insurance Requirements without the prior written consent of Lessor in each such instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that (i) such contest shall not result in Lessor being in default under any Superior Mortgages or Leases; (ii) does not impose any civil or criminal liability on Lessor's officers, directors, shareholders or partners;
(iii) Lessee agrees to pay any and all fines and/or penalties incurred, assessed or levied in connection with such contest; and (iv) Lessee shall and does hereby indemnify and hold harmless Lessor, and Lessor's agents, officers, directors, and employees, from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including reasonable architects' and attorneys' fees) due to or arising out of such contest. Any repair or change required under this Section shall be deemed a repair for the purposes of Article
7. With respect to actions necessary to comply with Legal Requirements, Insurance Requirements and Environmental Laws which due to their nature, can only be taken by Lessor, Lessor, at Lessee's expense, will cooperate with Lessee in facilitating such compliance.

                      ARTICLE 10- RIGHTS RESERVED TO LESSOR

     SECTION 10.01. Lessee shall permit Lessor, Lessor's agents, and its invitees to enter the Demised Premises, or any part thereof, at all reasonable times provided same does not unreasonably interfere with Lessee's business and a representative of Lessee is present for the purposes of (a) inspecting the same,
(b) curing Events of Default of Lessee (after Ten (10) days notice to Lessee, except that no notice shall be required in case of an emergency), (c) showing the same to mortgagees, appraisers, or prospective lenders, purchasers or showing the same to prospective lessees during the last six (6) months of the Term or any Renewal Term, (d) observing the performance by Lessee of its obligations under this Lease, (e) performing any act or thing which Lessor may be obligated or have the right to do under this Lease or otherwise, and (f) any other reasonable purpose. Lessor and any providers of Utility Services or other services shall have the right to maintain existing utility, mechanical, electrical and other systems and to enter upon the Demised Premises to make such repairs and alterations therein or in or to the Demised Premises as may, in the reasonable opinion of Lessor, be deemed necessary or advisable. Lessor shall not be liable for inconvenience, annoyance, disturbance or loss of business to Lessee or any sublessee by reason of making any repairs or the performance of any work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Lessee under this Lease shall not be affected thereby. The rights provided in this Article shall be exercised so as to minimize interference with the use and occupancy of the Demised Premises by Lessee and all work shall be diligently prosecuted to completion by Lessor. Nothing contained in this Article shall impose, or shall be construed to impose on Lessor any obligation to maintain the systems referred to in this Article or the Demised Premises or anything appurtenant thereto, or to make repairs or alterations thereof or thereto, or to create any liability for any failure to do so.

     SECTION 10.02.A. Without abatement or diminution in rent, Lessor reserves and shall have the following additional rights: (a) to change the street address and/or the name of the Building of which the Demised Premises are a part and/or the Property and/or the locations of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or Property without liability to Lessee provided that access to the Demised Premises is not adversely affected thereby, (b) to reasonably approve in writing all sources furnishing construction work, painting, decorating, repairing, maintenance and any other work in or about the Demised Premises, (c) to erect, use and maintain pipes and conduits in and through the Demised Premises provided that they are behind the walls or above the dropped ceilings, (d) to charge to Lessee any expense including overtime cost incurred by Lessor in the event that repairs, alterations, decorating or other work in the Demised Premises are made or done after ordinary business hours at Lessee's request, and (e) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building of which the Demised Premises are a part.

     B. Lessor may exercise any or all of the foregoing rights hereby reserved to Lessor without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Lessee's use or possession and without being liable in any manner toward Lessee and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this Lease.

     SECTION 10.03.A. Lessor hereby agrees that it will not name the Building for any of Lessee's herein named, or its successors by merger, sale of assets or otherwise, direct competitors on the date that Lessor notifies Lessee in writing, pursuant to Article 21 of this Lease, that it seeks to name the Building. Lessee herein named shall, within ten (10) business days after receipt of the notice from Lessor that it intends to name the Building, provide Lessor with names of its direct competitors(time being of the essence with respect to said ten (10) business day period). Lessee's herein named failure to notify Lessor within the ten (10) business day period shall be deemed Lessee's consent to Lessor to name the Building.

     B. Subject to the provisions of Section 10.03.A., Lessor hereby further agrees that it will not name the Building for any tenant who has less square footage than Lessee and does not occupy at least one third or more of the rentable square footage of the Building.

                              ARTICLE 11- INSURANCE

     SECTION 11.01. A. Lessee shall obtain and keep in full force and effect during the Term, and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises and/or Roof Deck (as hereinafter defined) at its own cost and expense:

     (1) commercial general liability insurance (with a contractual liability endorsement covering the matters set forth in Article 16) having a combined single limit of not less than Three Million ($3,000,000.00) Dollars protecting Lessor, any Lessor's agent which is acting as a property manager for the Property, the holder of any Mortgage, or lessor under any Superior Lease and Lessee as insureds (and naming each such person as an insured party or as an additional insured) against any and all claims for bodily injury, death or property damage occurring, during the Term and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises and/or Roof Deck;

     (2) insurance (herein sometimes referred to as "Lessee's fire (casualty) insurance") against loss or damage by any and all risks and hazards to Lessee's Property (as hereinafter defined) for the full replacement value thereof (including coverages which are currently sometimes referred to as "all risk" with coverage written on a replacement cost basis);

     (3) workers' compensation and employees liability insurance in accordance with the laws of the State of New York and all Governmental Authorities having jurisdiction over the Demised Premises, Roof Deck and/or the Property; and

     (4) If there is a steam boiler, steam generator, or any other combustible device, mechanism or appliance in, on, adjoining or beneath the Demised Premises, for the exclusive use of the Lessee, Lessee shall insure and keep insured in the name of Lessee, with the name of Lessor included as an additional insured, at Lessee's expense a broad form boiler insurance in the amount of at least Five Hundred Thousand ($500,000.00) Dollars. Lessee shall further insure, at Lessor's request, against any other peril generally insured against by a business of Lessee's type.

     B. Said insurance is to be written in form and substance reasonably satisfactory to Lessor by an insurance company, licensed to do business in the State of New York, which shall be rated by Best's Insurance Rating Service with at least a rating equal to A-:VIII. Lessee shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Lessor may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Lessee agrees to pay the amount thereof plus interest at the maximum legal rate then prevailing, to Lessor on demand as Additional Rent. If Lessee has other locations that it owns or leases, said policy shall include an aggregate per location endorsement. Lessee shall cause to be included in all such insurance policies (i) a provision to the effect that the same will not be canceled except upon not less than thirty (30) days prior written notice to the Lessor, and (ii) a provision to the effect that the naming of any person other than Lessee as an insured shall not obligate such person to pay any premium. Each such Lessee's fire (casualty) insurance policy shall contain an agreement by the insurer that the act or omission of one insured will not invalidate the policy as to any other insured. Not less than ten (10) days prior to the Commencement Date the original insurance policies or appropriate certificates and paid receipts therefor, (together with a photocopy of the policy, if Lessor shall so request) shall be deposited with Lessor. Any renewals or endorsements thereto shall also be deposited with Lessor, not less than ten (10) days prior to the expiration date of the policy being renewed, replaced or endorsed, to the end that said insurance shall be in full force and effect at all times during the Term.

     SECTION 11.02. Lessee agrees to use reasonable efforts to include in each of its insurance policies (insuring the Demised Premises and Lessor's property therein, against loss occasioned by fire or other casualty) a waiver of the insurer's right of subrogation against the Lessor, or if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party, or (c) the inclusion of the Lessor as an additional insured. Lessee, upon request from Lessor from time to time, will furnish evidence of the nature of the insurance arrangements made concerning the subject matter of this Section.

     SECTION 11.03. As long as both parties' fire (casualty) insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Section 11.02 or name the other party as an additional insured, each party hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to the other party written instruments waiving) any right of recovery against the other party, the holder of the Mortgage, or Superior Lease, and any servants, employees, agents or contractors of the other party, or of any such lessor or holder, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty, that is an insured risk under Lessee's fire (casualty) insurance policies. In the event that at any time either party's fire (casualty) insurance carriers shall not include such or similar provisions in the other party's fire (casualty) insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force and effect. During any period when either party fails to maintain such fire (casualty) insurance, for the purposes of the first sentence of this Section there shall be deemed to be in effect such fire (casualty) insurance meeting the requirements of such sentence.

     SECTION 11.04. Nothing contained in this Lease shall (i) relieve Lessee of any liability to Lessor or to its insurance carriers which Lessee may have under law or the provisions of this Lease in connection with any damage to the Demised Premises by fire or other casualty; (ii) impose upon Lessor any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance.

     SECTION 11.05. Lessor shall insure the Building with all risk insurance coverage in such amounts so as to avoid co-insurance and Lessor agrees that such policies shall contain a waiver of subrogation in favor of Lessee.

                       ARTICLE 12 - DAMAGE OR DESTRUCTION

     SECTION 12.01. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt notice thereof to Lessor and Lessor shall proceed (subject to the provisions of this Article) with reasonable diligence to repair or cause to be repaired such damage, including, without limitation all Building systems located in the Demised Premises and all of Lessee's improvements to the Demised Premises. Except as provided in Section 12.05, the Fixed Rent shall be abated proportionately to the extent that the Demised Premises shall have been rendered Untenantable (as hereinafter defined), such abatement to be from the date of such damage or destruction to the date the Demised Premises shall no longer be Untenantable.

     SECTION 12.02. If the Demised Premises, including, without limitation all Building systems located in the Demised Premises and all of Lessee's improvements to the Demised Premises shall be rendered Untenantable by fire or other casualty, and Lessor has not terminated this Lease pursuant to Section
12.03 and Lessor has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within one (1) year from the date of such damage or destruction to the condition the Demised Premises were in on the date preceding such casualty (except for Lessee's Property), and such additional time after such date, as shall equal the aggregate period Lessor may have been delayed in doing so by Unavoidable Delays or adjustment of insurance, Lessee may serve notice on Lessor of its intention to terminate this Lease and if within thirty (30) days thereafter, Lessor shall not have substantially completed the making of the required repairs and restored and rebuilt the Demised Premises to the condition the Demised Premises were in on the date preceding such casualty (except for Lessee's Property), then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

     SECTION 12.03.A. If more than sixty (60%) percent of rentable square footage of the Building shall be rendered Untenantable by fire or other casualty that substantial alteration or reconstruction shall, in Lessor's reasonable opinion, be required, then and in such events Lessor may, at its option, terminate this Lease and the Term and estate hereby granted by giving Lessee not less than thirty (30) days, nor more than sixty (60) days, notice of such termination, within ninety (90) days after the date of such damage, provided, however, that Lessor terminates the leases of all other tenants in the Building who are similarly situated. In the event that such notice of termination shall be given, this Lease and the Term and estate hereby granted shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination, and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

     B. If the Demised Premises shall be totally damaged or the whole or substantially all of the Demised Premises shall be rendered untenantable by fire or other casualty, and Lessor has not terminated this Lease as provided in
Section 12.03.A., Lessor shall notify Lessee, within ninety (90) days after such fire or other casualty, as to the estimated period of time necessary to complete the required repairs and restore and rebuild the Demised Premises to the condition the Demised Premises were in on the date preceding such casualty (except for Lessee's Property). If such Lessor's estimate exceeds one (1) year, from the date of such casualty, or if Lessor falls to deliver such notice, then in such events, Lessee may serve on Lessor, within thirty (30) days of its receipt of Lessor's notice, or the expiration of the ninety (90) days after such fire or other casualty, as the case may be, (time being of the essence with respect thereto), notice of its intention to terminate this Lease on a date which shall be not more than thirty (30) days from the date of Lessee's notice. If Lessee gives notice of its intention to cancel this Lease as provided herein, then in such events, this Lease shall terminate on the expiration of such thirty
(30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee. Lessee's failure to notify Lessor within the thirty (30) day period shall be deemed a waiver of the right to terminate this Lease.

     SECTION 12.04. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage by fire or other casualty or the repair thereof.

     SECTION  12.05.  Except as otherwise  specifically  provided for in Section
12.01 of this Lease, Lessee shall restore all improvements made by Lessee to the Demised Premises, at Lessee's sole cost and expense. Nothing herein contained shall relieve Lessee from any liability to the Lessor or to its insurers in connection with any damage to the Property, Building or Demised Premises by fire or other casualty if Lessee shall be legally liable in such respect to the extent same is not covered by Lessee's insurance required to be maintained under this Lease. Notwithstanding any of the foregoing provisions of this Article, if by reason of some action or inaction on the part of Lessee or any of its employees, agents, officers, directors or contractors, Lessor or the holder of the Mortgage or Superior Lease shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, then, without prejudice to any other remedy which may be available against Lessee, the abatement of Fixed Rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

     SECTION 12.06. This Lease shall be considered an express agreement to the contrary pursuant to New York Real Property Law Section 227 governing any case of damage to or destruction of the Demised Premises or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case to the extent inconsistent with this Lease.

     SECTION 12.07. Lessee shall, at its own cost and expense, remove all of Lessee's property from the Demised Premises as Lessor shall require in order to repair and restore the Demised Premises and Lessor shall not be obligated to commence repairs or restoration of the Demised Premises until such property has been removed by Lessee from the damaged portion of the Demised Premises. Should Lessee neglect, fail, or refuse to remove its aforesaid property within thirty
(30) days after such damage or destruction, the provisions for abatement of Fixed Rent contained herein shall be suspended and of no force and effect whatsoever until Lessee has completed such removal. In no event shall the Lessor be required to repair or replace Lessee's merchandise, trade fixtures, furniture, furnishings, inventory and equipment.

                 ARTICLE 13 - CURING DEFAULTS; FEES AND EXPENSES

     SECTION 13.01. If Lessee shall default in the full and prompt performance of any covenant contained herein and to be performed on Lessee's part, Lessor, after all applicable notice and cure periods as otherwise specifically provided for herein (except that a lesser notice appropriate to the circumstances shall be required in case of an emergency), without being under any obligation to do so and without thereby waiving such default may perform such covenant for the account and at the expense of Lessee and may enter upon the Demised Premises for any such purpose and take all action thereon as may be necessary therefor. All sums so paid by Lessor in connection with the payment or performance by it of any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of each such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

                         ARTICLE 14 - DEFAULT PROVISIONS

     SECTION 14.01. A. If any one or more of the following events shall happen and shall not have been cured within any applicable grace period herein provided:

     (1) if default shall be made in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee (provided that no such notice shall be required if, during the period of one (1) year immediately preceding the date of default, there shall have been three (3) or more defaults in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall have been due and payable); or

     (2) if default shall be made by Lessee in performance of, or compliance with, any of the covenants, agreements or conditions contained in this Lease and either (i) in the case of a default or a contingency which can with due diligence be cured within thirty (30) days, such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, or (ii) in the case of a default or a contingency which cannot with due diligence be cured within thirty (30) days, Lessee shall fail, after written notice thereof from Lessor, to proceed promptly and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that, in connection with a default which is not susceptible of being cured with due diligence within thirty (30) days the time of Lessee within which to cure the same shall be extended for such period as may be necessary for the curing thereof with all due diligence); or

     (3) if Lessee shall file a voluntary petition seeking an order or relief under Title 11 of the United States Code or similar law of any jurisdiction applicable to Lessee, or Lessee shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing in any filing with any court or Governmental Authority its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or any part of Lessee's property or if Lessee shall take any action in furtherance of or authorizing any of the foregoing; or if Lessee shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with, its creditors holding a majority in amount of Lessee's outstanding indebtedness; or

     (4) if any case, proceeding or other action shall be commenced or instituted against Lessee, seeking to adjudicate lessee a bankrupt or insolvent, or seeking an order for relief against Lessee as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or part of Lessee's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having similar effect or (ii) remains undismissed for a period of ninety (90) days; or if any case, proceeding or other action shall be commenced or instituted against Lessee seeking issuance of a warrant of execution, attachment restraint or similar process against Lessee or any of Lessee's property which results in the taking or occupancy of the Demised Premises or an attempt to take or occupy the Demised Premises which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days after the entry thereof; or

     (5) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted to the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Lessee, except as is expressly permitted under Article 27, or if default shall be made by Lessee in the performance of, or compliance with, the covenants, agreements and conditions set forth in Article 27; or

     (6) if Lessee's (other than Lessee herein named) obligations under this Lease shall have been guaranteed by any person other than Lessee and such person shall default in observance or performance of any term, covenant or condition to be observed or performed by such person under the instrument or agreement containing such guarantee; or

     (7) This Paragraph Has Been Intentionally Omitted; or

     (8) This Paragraph Has Been Intentionally Omitted; or

     (9) if Lessee is the subject of a Chapter 11 reorganization under the Bankruptcy Reform Act of 1978 and such reorganization is not confirmed within eighteen (18) months from the time of filing of a voluntary or involuntary petition thereunder (it being understood that in such event Lessee consents to the termination of the automatic stay provisions of Section 362 of such Act); then and in any such event (hereinafter sometimes called an "Event of Default") Lessor may give written notice ("Termination Notice") to Lessee specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the Termination Notice, which shall be at least seven (7) days after the giving of the Termination Notice, and on the date specified therein this Lease and the Term and all rights of Lessee under this Lease shall expire and terminate, it being the intention of the Lessor and Lessee hereby to create conditional limitations, and Lessee shall remain liable as provided in Article 15 and in accordance with those provisions of this Lease which are specifically stated herein to survive the expiration or other termination of this Lease.

     B. Notwithstanding the provisions of Section 14.01.A, if there shall be an Event of Default at any time or from time to time under the provisions of subdivision (1) of Section 14.01.A, Lessor may, in lieu of giving a Termination Notice, at any time after the occurrence of any such Event of Default and during the continuance thereof, institute an action for the recovery of the Fixed Rent and/or Additional Rent in respect of which an Event of Default shall have occurred and be continuing. Neither the commencement of any such action for the recovery of Fixed Rent and/or Additional rent nor the prosecution thereof shall be deemed a waiver of Lessor's right to give a Termination Notice in respect of any such Event of Default during the continuance thereof and Lessor may, notwithstanding the commencement and prosecution of any such action, give a Termination Notice and terminate this Lease pursuant to Section 14.01.A at any time during the continuance of such Event of Default.

     C. If, at any time, (i) Lessee shall be comprised of two or more persons, or (ii) Lessee's obligations under this Lease shall have been guaranteed by any person other than Lessee, or (iii) Lessee's interest in this Lease shall have been assigned, the word "Lessee", as used in subdivisions (4), (5) and (9) of
Section 14.01.A, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Lessee's obligations under this Lease. Any monies received by Lessor from or on behalf of Lessee during the pendency of any proceeding of the types referred to in said subdivisions (4), (5) and (9) of
Section 14.01.A shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Lessor shall not be deemed an acceptance of rent or a waiver on the part of Lessor of any rights under Section 14.01.

     SECTION 14.02. In the event that this Lease shall be terminated as provided in this Article, Lessor or Lessor's agents may, immediately, or at any time thereafter, without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and have, hold and enjoy the Demised Premises and the right to receive all income of and from the same. No re-entry by Lessor pursuant to this Article shall be deemed an acceptance of a surrender of this Lease nor shall it absolve or discharge Lessee from any liability under this Lease.

     SECTION 14.03. In the event that this Lease shall be terminated as provided in this Article, Lessor may, at any time or from time to time thereafter, relet the Demised Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent, which shall, however, be amortized over the entire term for the purpose of determining damages under Article 15) as Lessor may determine, to any tenant which it may deem suitable and satisfactory and for any use and purpose it may deem appropriate and may collect and receive the rents therefor. Lessor shall use commercially reasonable methods in making such reletting. Lessor, at its option, may make such repairs, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Lessor considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting any such liability. Lessor shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Except as aforesaid, Lessor shall not in any event be required to pay Lessee (but shall credit Lessee, to the extent set forth in Article 15, with) any sums received by Lessor on a reletting of the Demised Premises, or any part thereof, whether or not in excess of the rent reserved in this Lease.

     SECTION 14.04. Lessee, on its own behalf and on behalf of all persons claiming through or under Lessee including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or institute legal proceedings to that end, excluding service of process, (ii) redeem the Demised Premises, (iii) re-enter or repossess the Demised Premises, or (iv) restore the operation of this Lease, after Lessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Lessor or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

     SECTION 14.05. In the event the Lessee shall dispute the validity or amount, or the time or manner of payment of, any rent claimed by Lessor to be due from Lessee under this Lease, Lessee shall nevertheless pay the same and such payment may be without prejudice to Lessee's position if Lessee so requests at the time of payment. If the dispute shall be finally determined in Lessee's favor by a court of competent jurisdiction, Lessor shall within a reasonable period of time not to exceed sixty (60) days pay Lessee the amount of Lessee's overpayment of such rent. Lessee's failure to observe and perform the provisions of this Section shall be deemed a default under subdivision (1) of Section 14.01.A.

               ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT

     SECTION  15.01.  A. In the event that this Lease be terminated  pursuant to
Article 14 as a result of an Event of Default on the part of the Lessee and whether or not the Demised Premises be relet, Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor, whether as advance rent or otherwise, but such monies shall be credited by Lessor against any rent due at the time of such termination, or at Lessor's option, against any damages payable by Lessee, and Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor the following:

     (a) All rent to the date upon which this Lease and the Term shall have terminated, and

     (b) All expenses reasonably incurred by Lessor in recovering possession of the Demised Premises (including summary proceedings), restoring the Demised Premises to good order and condition, maintaining the Demised Premises in good order and condition while vacant, altering or otherwise preparing the same for reletting, and in reletting the Demised Premises (including brokerage commissions and legal expenses), the same to be paid by Lessee to Lessor on demand, and

     (c) The amount by which the rent which, but for the termination of this Lease, would have been payable under this Lease from the date of termination to the Expiration Date exceeds the rental and other income, if any, collected by Lessor in respect of the Demised Premises, or any part thereof, subject nevertheless to the provisions of Section 14.03, said amount to be due and payable by Lessee to Lessor on the several days on which the rent reserved in this Lease would have become due and payable for the period which otherwise would have constituted the unexpired portion of the Term (that is to say, upon each of such days Lessee shall pay to Lessor the amount of deficiency then existing).

     B. Whether or not Lessor shall have collected any monthly deficiencies aforesaid, Lessor shall be entitled to recover from Lessee on demand, as and for liquidated damages, a lump sum payment equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (due account being taken of amounts, if any, collected under clause [c] of Section 15.01.A, and conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds the then rental value of the Demised Premises for the same period both discounted at a rate equal to then applicable Treasury Rate to present value. If the Demised Premises or any part thereof be relet by Lessor for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Lessor to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater or less than the amount of liquidated damages referred to above (due account to be taken, however, of the amounts, if any, collected under this Article 15).

     SECTION 15.02. In no event shall Lessee be entitled to receive any excess of the rental and other income collected by Lessor in respect of the Demised Premises over the sums payable by Lessee to Lessor hereunder. In no event shall Lessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any such rental and other income, except to the extent that such rental and other income is allocable to the portion of the Term in respect of which such suit is brought and is actually received by Lessor prior to the entry of judgment in such suit.

     SECTION 15.03. Separate actions may be maintained by Lessor against Lessee from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Lessor under Article 14, without waiting until the end of the Term and without prejudice to Lessor's right to collect damages thereafter.

                          ARTICLE 16 - INDEMNIFICATION

     SECTION 16.01. Notwithstanding that joint or concurrent liability may be imposed upon either party by statute, ordinance, rule, regulation, order or court decision, and notwithstanding any insurance furnished by either party pursuant hereto or otherwise, Lessee shall and does hereby indemnify and hold Lessor and its agents, officers, directors, and employees, harmless from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects', engineers' and attorneys' fees) due to or arising out of any of the following:

     (a) any work or thing done in, on or about the Demised Premises, Building or the Property or any part thereof or any use, possession, occupation, condition, operation, maintenance, repair or management of the Demised Premises, Building or the Property or any part thereof, by Lessee or anyone claiming through or under Lessee or the respective employees, agents, licensees, contractors, servants or sublessees of Lessee or any such person;

     (b) any act or omission on the part of Lessee or any person claiming through or under Lessee, or the respective employees, agents, licensees, invitees, contractors, servants or sublessees of Lessee or any such person; or

     (c) any accident or injury to any person (including death) or damage to property (including loss of property) occurring in, on, or about the Demised Premises, Building or the Property or any part thereof, due to the act or omission by Lessee, its employees, agents, licensees, invitees, contractors or servants.

     The provisions of this Section 16.01 shall survive the expiration or termination of this Lease. Any sums payable by Lessee to Lessor under this
Section 16.01 shall be due and payable on demand.

     SECTION 16.02. Lessor and Lessor's agents, officers, directors, and employees shall not be liable for any of the following, however caused, other than by its negligent or wilful acts: (a) failure of any Utility Service, (b) damage to Lessee's property on the Demised Premises caused by or resulting from any cause whatsoever, including explosion, falling plaster, vermin, smoke, gasoline, oil, Hazardous Materials, steam, gas electricity, earthquake, subsidence of land, hurricane, tornado, flood, wind or similar storms or disturbances or water, rain, ice or snow which may be upon, or leak or flow from, any street, road, parking lot, sewer, gas main or subsurface area, or from any part of the Property, or leakage of gasoline, oil or other substances from pipes, pipelines, appliances, storage tanks, sewers or plumbing works in or at the Property, or from any other place, or from the breaking of any electrical wire or the breaking, bursting or leaking of water or Hazardous Materials from any plumbing or sprinkler system, or any other pipe or storage tanks in, on, under or about the Property, (c) interference with light or other incorporeal hereditaments, and (d) loss by theft or otherwise of Lessee's Property or the property of any person claiming through or under Lessee. Any employees of Lessor to whom any property shall be entrusted by or on behalf of Lessee shall be deemed to be acting as Lessee's agents with respect to such property and neither Lessor nor Lessor's agents shall be liable for any loss or for damage to any such property by theft or otherwise. This Section 16.02 shall not be construed as a provision for indemnification.

     SECTION 16.03. Except as otherwise provided for in this Lease, Lessor shall and does hereby indemnify and hold harmless Lessee and Lessee's agents from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects' and attorneys' fees) due to or arising out of the negligence or willful misconduct of Lessor, its agents, officers, directors and employees. In case of any obligation of Lessor to indemnify Lessee pursuant to this Section, such obligation shall be subject to and conditioned upon (x) the receipt by Lessor of prompt written notice of the claim with respect to which indemnification is sought and (y) Lessor's having had reasonable opportunity to conduct the defense of such claim in such manner as it deems appropriate, with the full cooperation of Lessee, and using counsel reasonably acceptable to Lessor

                     ARTICLE 17 - MECHANIC'S AND OTHER LIENS

     SECTION 17.01. If any mechanic's, laborer's or materialman's lien shall be at any time be filed against the Demised Premises, Building or Property, or any part thereof with respect to any work done, or caused to be done, or labor or materials furnished, or caused to be furnished, by Lessee or anyone claiming through or under Lessee, Lessee, within thirty (30) days after notice to Lessee of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the same by bonding proceedings, if permitted by law (and if not so permitted, by deposit in court). Any amount so paid by Lessor, including all costs and expenses paid by Lessor in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Lessor's so paying any such amount, cost or expense, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

                            ARTICLE 18 - CONDEMNATION

     SECTION 18.01. If the whole of the Demised Premises, or such part thereof as will render the remainder Untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of vesting of title in the condemning authority with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Rent shall be an amount which bears the same ratio to the Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Demised
Premises  (appraised  after  taking  and  repair of any  damage  to the  Demised
Premises pursuant to this Section) bears to the value of the entire Demised Premises immediately before the taking. The value of the Demised Premises before and after the taking shall be determined for the purposes of this Section by an independent licensed appraiser chosen by Lessor. If more than sixty (60%) percent of the total area of the Building included in the Demised Premises immediately prior to acquisition or condemnation is so acquired or condemned, or if by reason of such acquisition or condemnation, Lessee no longer has reasonable means of access to the Demised Premises, or more than thirty (30%) percent of the Demised Premises occupied by Lessee herein named and any affiliated or related assignee or subtenant of Lessee herein named (exclusive of any portion of the Demised Premises subleased to all other tenants or occupants) is so acquired or condemned, or more than thirty (30%) percent of the total parking on the Property is so acquired or condemned and such parking cannot be replaced by Lessor with alternative parking within walking distance to the Building at no charge to Lessee, then in such events, either party, may give notice to the other party within sixty (60) days next following the date upon which Lessee have received notice of vesting of title, thirty (30) days notice of termination of this Lease. Lessor will give Lessee notice of such taking or condemnation as soon as reasonably practicable. In the event any such thirty
(30) day notice of termination is given by Lessor or Lessee, this Lease and the Term shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned, and the Term shall not be terminated pursuant to the provisions of this Section, Lessor, at Lessor's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Rent for any period after such date shall be refunded by Lessor to Lessee, subject to the claims, if any, of Lessor against Lessee hereunder or otherwise.

     SECTION 18.02. In the event of any acquisition or condemnation of all or part of the Demised Premises for any public or quasi-public use or purpose, except as hereinafter provided Lessor shall be entitled to receive the entire award for such acquisition or condemnation, other than the unamortized leasehold improvements paid by Lessee and not reimbursed by Lessor, Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired portion of the Term and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Lessor. Nothing contained in this Section shall be deemed to prevent Lessee from making a separate claim in any condemnation proceeding for moving expenses and for the value of any Lessee's Property which would be removable at the end of the Term pursuant to the provisions hereof, directly against any governmental authority authorized to exercise the power of eminent domain, provided that applicable statutes permit such awards and any award to Lessor is not diminished or adversely affected thereby.

     SECTION 18.03. The terms "condemnation" and "acquisition" as used in this Article shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between Lessor and/or any Superior Mortgage and any governmental authority authorized to exercise the power of eminent domain.

                    ARTICLE 19 - COVENANT OF QUIET ENJOYMENT

     SECTION 19.01. If and so long as no Event of Default shall have occurred and be continuing, Lessor covenants and agrees that Lessee may peaceably and quietly enjoy the Demised Premises and Lessee's possession of the Demised Premises will not be disturbed by Lessor, its successors and assigns, subject, however, to the terms of this Lease (including those set forth in Sections 24.01 and 24.02), the Mortgage, Superior Lease and any and/or all other agreements and any amendments thereto, to which this Lease is subordinated.

               ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL

     SECTION 20.01. In the event that Lessor shall commence any summary or other proceedings or action for non-payment of rent hereunder, Lessee shall not interpose any counterclaim of any nature or description in such proceeding or action, unless such non-interposition would effect a waiver of Lessee's right to assert such claim against Lessor in a separate action or proceeding. The parties hereto waive a trial by jury on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Lessor and Lessee, or Lessee's use or occupation of the Demised Premises, including any claim of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Article shall survive the expiration or other termination of this Lease.

                              ARTICLE 21 - NOTICES

     SECTION 21.01. A. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing and

     (a) If to Lessee, then, at the option of Lessor, (i) addressed to Lessee's address as set forth in this Lease, or to such other address as Lessee may designate as its new address for such purpose by notice given to Lessor in accordance with the provisions of this Section, or (ii) delivered personally to Lessee, or (iii) by overnight courier,

     (b) If to Lessor, sent by personal delivery or overnight courier, addressed to Lessor at Lessor's address as set forth in this Lease, with copies thereof to Steven C. Hirsch, Esq., 585 Stewart Avenue, Suite 430, Garden City, New York 11530, or to such other address as Lessor may designate as its new address for such purpose by notice given to Lessee in accordance with the provisions of this Section.

     B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given: (i) on the date delivered, if delivered to Lessee personally, or by overnight courier and (ii) on the expiration of five (5) days after mailing, if mailed to Lessor or Lessee as provided in this Section. Any notice by a party signed by counsel for such party shall be deemed a notice signed by such party.

              ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING

     SECTION 22.01. The receipt of full or partial rent by Lessor with knowledge of any breach of this Lease by Lessee or of any default on the part of the Lessee in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease provided, however, that acceptance of a payment of rent shall be valid pro tanto. No waiver or modification by Lessor, unless in writing, and signed by Lessor, shall discharge or invalidate any provision or covenant or affect the right of Lessor to enforce the same in the event of any subsequent breach or default. The failure on the part of Lessor to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained or to exercise any right, remedy or election herein contained consequent upon a breach of any provision of this Lease, shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any existing or subsequent breach, act or omission, whether of a similar nature or otherwise. The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by Lessee after the termination, in any manner, of the Term, or after the giving by Lessor of the Termination Notice, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such Termination Notice, as may have been given hereunder by Lessor to Lessee prior to the receipt of any such rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys or any other act or thing done by Lessor or any agent or employee shall be deemed to be an acceptance of a surrender of the Demised Premises, or any part thereof, excepting only an agreement in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check, as distinguished from any letter accompanying such check or payment, be deemed to effect or evidence an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease provided.

                          ARTICLE 23- RIGHTS CUMULATIVE

     SECTION 23.01. Each right and remedy of Lessor shall be cumulative and to the extent permitted by law, the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies of such party shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies; provided, however, that this sentence shall not be construed to entitle Lessor to satisfaction of more than one remedy in respect of a particular breach. In the event of any breach or threatened breach by Lessee or any persons claiming through or under Lessee of any of the agreements, terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach (if entitled to do so at law or in equity or by statue or otherwise) and shall have the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

                  ARTICLE 24- CONVEYANCE; LIABILITY OF PARTIES

     SECTION 24.01. The term "Lessor" as used herein shall mean and include only the owner or owners at the time in question of the Lessor's interest in this Lease so that in the event of any transfer or transfers (by operation of law or otherwise) of Lessor's entire interest in this Lease, Lessor herein named (and in the case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of the Lessor contained in this Lease thereafter to be performed, provided that the transferee shall be deemed to have assumed and agreed to perform subject to the limitation of this Article (and without further agreement between or among the parties or their successors in interest, and/or the transferee) and only during and in respect of the transferee's period of ownership, all of the terms, covenants and conditions in this Lease contained on the part of Lessor to be performed, which terms, covenants, and conditions shall be deemed to "run with the land", it being intended hereby that the terms, covenants and conditions contained in this Lease on the part of the Lessor to be performed shall, subject as aforesaid, be binding on Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     SECTION 24.02. In the event of a breach by Lessor of any provisions, covenants or obligations of this Lease to be performed by Lessor, the monetary liability of Lessor in relation to any such breach shall be limited to the equity of Lessor in the Property and the rents and issues therefrom, and Lessee shall look only to Lessor's equity in the Property and the rents and issues therefrom for the performance and observance of the terms, covenants, conditions and obligations of this Lease to be performed or observed by Lessor and for the satisfaction of Lessee's remedies for the collection of any award, judgment or other judicial process requiring the payment of money by Lessor in the event of a default in the full and prompt payment and performance of any Lessor's obligations hereunder and in no event shall any of the partners constituting Lessor (the "Partners"), nor the partners, shareholders, officers or directors of Lessor or the Partners shall be liable for the performance of Lessor's obligations under this Lease, nor shall any of the Partners assets be liable to any levy, execution, restraint, award, claim of any kind whatsoever arising out of, or in any way related to this Lease.

     SECTION 24.03. The term "Lessee" as used in this Lease shall mean and include Lessee named herein and, during and in respect of their respective successive periods of ownership, each subsequent owner or owners of the leasehold estate created by this Lease. For all purposes of this Lease and without affecting the rights of, and obligations between, Lessee herein named and any transferee, notwithstanding any transfer (by operation or law or otherwise) of title to the leasehold estate created by this Lease by Lessee herein named or by any subsequent owner of such estate and notwithstanding the assumption by any transferee of the obligations of the Lessee hereunder, Lessee herein named, as between Lessor and Lessee herein named, shall remain primarily liable as primary obligor and not as a surety, for the full and prompt payment and performance of Lessee's obligations hereunder and, without limiting the generality of the foregoing or of Article 28, shall remain fully and directly responsible and liable to Lessor for all acts and omissions on the part of any transferee subsequent to it in violation of any obligation of this Lease.

                  ARTICLE 25- CHANGES AND ALTERATIONS BY LESSEE

     SECTION 25.01.A. Lessee shall have no right to make any alteration, change, additions or improvement, structural or otherwise, to the Demised Premises or any appurtenances thereto which affect the Building Equipment or require a permit and/or appropriate certificates from the Governmental Authority (an "Alteration") without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to any alterations, changes, additions, or improvements which are considered cosmetic and not constituting an Alteration, no consent of the Lessor shall be required, provided, however, that Lessee shall notify Lessor of same at least five (5) days prior to performing such an Alteration.

     B. If Lessor shall grant its consent to the making of an Alteration, then the same shall (i) be performed at the sole cost and expense of Lessee, (ii) be performed in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws, (iii) be consistent with the use of the Demised Premises provided for herein, (iv) not in any way render the Demised Premises other than a complete, self containing operating unit, (v) in the case of a structural alteration, be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, (vi) be of such nature so as not to lessen the fair market value of the Demised Premises, and (vii) be performed under the supervision of a licensed architect approved by Lessor and in accordance with Lessor's Standard Requirements For Alterations To Be Performed By Lessees', as may be amended from time to time, as EXHIBIT "G."

     SECTION  25.02.A.  Any and all Alterations  made in accordance with Section
25.01 shall immediately become the property of Lessor, provided, however, that if, in accordance with the provisions of Sections 25.02.B and 29.02, Lessee shall have the option to and shall remove its trade fixtures, provided that same are not affixed to or such removal would otherwise materially damage the Demised Premises, then the same shall cease to be property of the Lessor upon removal, provided Lessee repairs any such damage.

     B. Unless Lessor shall otherwise expressly indicate in writing at the time of granting its consent to the making of a proposed Alteration, Lessee shall, as and when provided in Section 29.02, restore the affected portion of the Demised Premises to the state or condition thereof existing prior to the making of such Alteration.

     C. Any and all contractors to be involved in performing work shall be subject to Lessor's prior approval, which shall not be unreasonably withheld.

     D. Prior to commencing any work at the Demised Premises, Lessee shall furnish Lessor with evidence reasonably satisfactory to Lessor of such insurance as Lessor may require and such insurance shall be in full force and effect during such work and will cover, by endorsement or otherwise, the risk during the course of such work.

     E. In the event of any Alteration as provided for in this Article, the Rent payable hereunder shall not be reduced or abated in any manner whatsoever.

     F. No Alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Lessee's property, unless Lessor's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Lessee's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Lessor), unless Lessor shall otherwise expressly consent in writing.

         SECTION 25.03. Notwithstanding anything herein to the contrary, Lessor shall have the option of performing any and all Alterations pursuant to Article 25 of this Lease on Lessee's behalf and at Lessee's Cost.

                 ARTICLE 26 - CERTIFICATES OF LESSEE AND LESSOR

     SECTION 26.01. Lessee agrees at any time and from time to time, within twenty (20) days after request by Lessor, to execute, acknowledge and deliver a statement certifying (i) the Commencement Date hereunder, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) the dates to which the Fixed Rent and Additional Rent have been paid, and (iv) whether or not to the knowledge of the signer of such statement (a) Lessor is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, (b) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof), and
(c) there is any amount then due and payable to Lessee by Lessor, it being intended that any such statement delivered pursuant to this Section may be relied upon by Lessor, any mortgagee, superior lessor or any person who may and does become a mortgagee, superior lessee, any person who may and does become a purchaser or assignee of Lessor's interest in this Lease or the mortgagee's interest in any mortgage or the Lessor's interest in the Superior Lease.

     SECTION 26.02. Lessor agrees at any time and from time to time, within twenty (20) days after request by Lessee, to execute, acknowledge and deliver a statement certifying (i) the Commencement Date hereunder, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) the dates to which the Fixed Rent and Additional Rent have been paid, and (iv) whether or not to the knowledge of the signer of such statement (a) Lessee is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, (b) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof), and
(c) there is any amount then due and payable to Lessor by Lessee, it being intended that any such statement delivered pursuant to this Section may be relied upon by Lessee.


                ARTICLE- 27 ASSIGNMENTS, SUBLEASES AND MORTGAGES

     SECTION 27.01.A. Except as otherwise specifically provided in this Article, neither this Lease, nor the Term and estate hereby granted, nor any part thereof, nor the interest of Lessee in any sublease or the rental thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Lessee or Lessee's legal representatives or successors in interest, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, nor any Lessee's Property, shall be encumbered in any manner by reason of any act or omission on the part of Lessee or anyone claiming under or through Lessee, or shall be sublet or be used or occupied or permitted to be used or occupied or utilized for desk or storage space by anyone other than Lessee or for any purpose other than as specifically permitted by this Lease, without the prior written consent of Lessor in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

     B. If Lessee herein named is a corporation or other entity, upon at least thirty (30) days prior notice to Lessor, this Lease in its entirety may be assigned without Lessor's consent to a corporation or other entity into which Lessee merges or consolidates, or which controls, is controlled by or under common control with Lessee immediately prior to such transaction, or to an entity which is purchasing, regardless of the form of the transaction, all or substantially all of the assets or stock of Lessee herein named (hereinafter referred to collectively as the "Related Transactions"), so long as the Demised Premises continue to be used for the use described in Article 4 of this Lease; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the assignee assumes by documents reasonably satisfactory to Lessor all of Lessee's obligations to be performed under this Lease, and; provided such assignment shall be subject to all of the other terms and conditions of this Lease.

     C.  Notwithstanding  the foregoing,  Lessee shall have the right,  upon ten
(10) days notice to Lessor, without Lessor's consent, to: (i) sublease individual offices and secretarial areas in the Demised Premises, provided that same do not exceed in the aggregate, more than Twenty (20%) percent of the rentable square footage of the Demised Premises, and (ii) sublease portions of the Demised Premises, and permit portions of the Demised Premises to be occupied or utilized for desk space by, affiliates, subsidiaries or a parent of Lessee and/or their employees or consultants, so long as the Demised Premises continue to be used for the use described in Article 4 of this Lease and provided such sublease shall be subject to all of the other terms and conditions of this Lease (hereinafter referred to collectively as the "Permitted Subleases").

     SECTION 27.02.A. Except for Related Transaction and Permitted Subleases, if this Lease be assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee, and Lessor shall be entitled to receive, as Additional, Rent, Twenty-Five (25%) percent of all of the excess consideration paid to Lessee in connection with such assignment as shall for any period exceed the aggregate of the Rents payable under this Lease (the "Excess Consideration"). Such Excess Consideration shall be reduced by the reasonable cost of tenant improvements, brokerage commissions and attorneys' fees and disbursements reasonably incurred by Lessee for such assignment, and the net amount thereof shall be paid to Lessor either: (i) in a lump sum, (ii) or allocated to such period on a straight line basis over the term of such assignment if paid in installments, as the case may be, promptly after receipt thereof by Lessee. The provisions of the preceding sentence shall be in full force and effect notwithstanding that Lessee has sought the protection of any provisions of the bankruptcy law (as hereinafter defined) or if a petition has been filed against Lessee under such bankruptcy law. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Lessee, whether or not in violation of this Lease, Lessor may, after default by Lessee and expiration of Lessee's time to cure such default, if any, collect rent from the sublessee or occupant. In either event, Lessor may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 27.01, or the acceptance of the assignee, sublessee or occupant as tenant, or a release of Lessee from the further performance by Lessee of Lessee's obligations under this Lease. The consent by Lessor to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Lessee from obtaining the express consent of Lessor for any other or further assignment, mortgaging or subletting. References in this Lease to use or occupancy by anyone other than Lessee shall not be construed as limited to sublessees and those claiming under or through sublessees but as including also licensees and other claiming under or through Lessee, immediately or remotely. The listing of any name other than that of Lessee on any door of the Demised Premises or on any sign on the Demised Premises, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, any prior consent of Lessor required under this Article, and it is understood that any such listing shall constitute a privilege extended by Lessor which shall be revocable at Lessor's will by notice to Lessee. Lessee agrees to pay to Lessor any reasonable counsel fees incurred by Lessor in connection with any proposed assignment of Lessee's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Lessee's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Lessee as provided in this Article, nor any application of any such rent as provided in this Article shall, under any circumstances, relieve Lessee herein named of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed. B. Lessor, however, shall not in any event be obligated to consent to the assignment of this Lease, in those cases where consent is required hereunder, unless: (i) in the reasonable judgment of Lessor the proposed assignee is of a character and financial worth such as is in keeping with the standards of Lessor in those respects for the Demised Premises, or the assignee can otherwise secure and guaranty the payment to Lessor or all Rent and any other amounts due from Lessee pursuant to this Lease in a manner reasonably satisfactory to Lessor; (ii) the nature of the proposed assignee's business and its reputation are in keeping with the character of the Demised Premises and the use thereof, (iii) the purpose for which the proposed assignee intends to use the Demised Premises assigned to it are uses expressly permitted by and not expressly prohibited by this Lease; (iv) the proposed assignment shall prohibit any further assignment without Lessor's consent as provided for herein; (v) no Event of Default shall have occurred and be continuing; and (vi) Lessee shall reimburse Lessor for all reasonable costs that may be incurred by Lessor in connection with the said assignment, including the costs of making investigations as to the acceptability of a proposed assignee and legal costs incurred in connection with the granting of any requested consent.

     SECTION 27.03. A. Except for Related Transactions and Permitted Subleases, notwithstanding anything contained in Sections 27.01 and 27.02, in the event that, at any time or from time to time during the Term, Lessee desires to sublet all or any part of the Demised Premises, Lessee shall notify Lessor of such desire and shall: (i) submit to Lessor in writing the name and address of the proposed subtenant, a reasonably detailed statement of the proposed subtenant's business, reasonably detailed financial references for the proposed subtenant and any other information reasonably requested by Lessor, and (ii) submit to Lessor a copy of the proposed sublease.

     B. If within five (5) business days after Lessee shall have requested the consent of Lessor to any assignment or subletting under this Article, and shall have submitted all items required hereby, the term of the proposed assignment or sublease may commence upon Lessor's consent, which consent may not be unreasonably withheld, it being agreed that if within such five (5) business day period Lessor does not advise Lessee that such consent is granted, such consent shall be deemed granted by Lessor. Lessor, however, shall not in any event be obligated to consent to the proposed sublease or the commencement of the term unless: (i) in the reasonable judgment of Lessor the proposed subtenant is of a character and financial worth such as is in keeping with the standards of Lessor in those respects for the Demised Premises, and the nature of the proposed subtenant's business and its reputation are in keeping with the character of the Demised Premises and the use thereof, (ii) the purpose for which the proposed subtenant or assignee intends to use the portion of the Demised Premises sublet or assigned to it are uses expressly permitted by and not expressly prohibited by this Lease; (iii) the proposed sublease shall prohibit any assignment or subletting without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) no Event of Default shall have occurred and be continuing and (v) Lessee shall reimburse Lessor for all reasonable costs that may be incurred by Lessor in connection with the said sublease, including the costs of making investigations as to the acceptability of a proposed subtenant and legal costs incurred in connection with the granting of any requested consent.

     C. With respect to each and every subletting authorized by the provisions of this Article it is further agreed and understood between Lessor and Lessee that: (i) the subletting shall be, and each such sublease shall expressly provide that is, subject and subordinate at all times and in all respects, to this Lease, (ii) no subletting shall be for a term ending later than one day prior to the Expiration Date originally provided for herein and that part, if any, of the proposed term of any sublease which shall extend beyond a date one day prior to the Expiration Date originally provided for herein (or any sooner date of the expiration of the term or termination of this Lease) is hereby deemed to be a nullity, (iii) there shall be delivered to Lessor, within ten
(10) days after the commencement of the term of the proposed sublease, notice of such commencement and a fully executed copy of the proposed sublease (unless previously submitted) and (iv) Lessee shall pay to Lessor, as Additional Rent, Twenty-Five (25%) percent of all of the Excess Consideration allocated to such period on a straight line basis over the term of such subletting.

     D. Anything herein contained to the contrary notwithstanding: (i) Lessee shall not advertise but may list its space for subletting or assignment, and may list its space at a rental rate lower than the rental rate then being paid by Lessee to Lessor only with respect to subletting (but not assignment) and (ii) no assignment or subletting shall be made to any person or entity which shall at that time otherwise be a tenant, sub-tenant or other occupant of any part of the Property or which shall within the prior Five (5) months have been negotiating with Lessor to become such a tenant, sub-tenant or occupant of the Property.

                           ARTICLE 28 - SUBORDINATION

     SECTION 28.01.A. Subject to Section 28.01.C, this Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate in all respects to
(a) the IDA Lease (as hereinafter defined) and all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Property, the Building, the Building Equipment and/or any appurtenance thereto of which Lessor has notified Lessee (collectively, the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages, deeds of trust, and building loan agreements, which may now or hereafter affect the Property, the Building, the Building Equipment and/or any appurtenance thereto, of which Lessor has notified Lessee (collectively, the "Mortgage"), whether or not the Mortgage shall also cover other land and/or buildings, and (c) each and every advance made or hereafter to be made under the Mortgage and to all renewals, modifications, replacements, substitutions and extensions of any
Superior Lease and the Mortgage and spreaders and consolidations of the Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver, at its own cost and expense, an instrument in recordable form to evidence such subordination. If, in connection with the obtaining, continuing or renewing of financing for which the Demised Premises or the interest of the lessee under the Superior Lease represents collateral in whole or in part, a bank, insurance company or other lender shall request reasonable modifications of this Lease as a condition of such financing, Lessee will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the monetary obligations of Lessee under this Lease or materially increase the other obligations of Lessee hereunder or materially and adversely affect the rights of Lessee under this Lease.

     B. Upon execution of this Lease, Lessor shall deliver to Lessee a Subordination and Non-Disturbance Agreement from The Union Labor Life Insurance Company, Lessor's current mortgagee, and The Westchester County Industrial Development Agency in the forms annexed hereto collectively as EXHIBIT "I."

     C. In addition to the provisions of Section 28.01.B of this Lease, during the Term of this Lease, Lessor agrees to provide Lessee with an agreement from the holder of the Mortgage or the lessor under the IDA Lease and/or a Superior Lease, providing in substance, that if and so long as no Event of Default shall be continuing, this Lease shall continue upon its then executory terms and conditions and possession of the Demised Premises held by Lessee, and any permitted sublessee or assignee, will not be disturbed by such person in the event of a default under the Mortgage, IDA Lease, or Superior Lease, as the case may be (the "NDA"). The form of the NDA shall be the holder of the Mortgage, IDA Lease or Superior Lease, as the case may be, current standard form of non-disturbance agreement, provided, however, that such NDA will not increase the monetary obligations of Lessee under this Lease or increase the other obligations of Lessee hereunder more than to a de minimus extent or adversely affect the rights of Lessee under this Lease or reduce Lessor's obligations hereunder.

     SECTION 28.02. If at any time prior to the expiration of the Term, the holder of the Mortgage shall become the owner of the Demised Premises as a result of foreclosure of its mortgage or by reason of an assignment of the lessee's interest under any such lease or conveyance of the Demised Premises, Lessee agrees, at the election and upon demand of any owner of the Demised Premises, or of the holder of any Mortgage or Superior Lease (including a leasehold mortgage) in possession of the Demised Premises, to attorn, from time to time, to any such owner, or lessee, upon the then executory terms and conditions of this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. No such owner, holder or lessee shall be liable for any previous acts or omission of Lessor under this Lease (except that this provision shall not be construed to relieve such person from any obligation thereafter to be performed), nor shall such owner holder or Lessee be subject to any offset which shall have theretofore accrued to Lessee against Lessor, or be bound by any previous modification of this Lease, not expressly provided for in this Lease, entered into after the date of the Mortgage, or Superior Lease, or by any previous prepayment of more than one month's Fixed Rent. The foregoing provisions of this Section shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, or the foreclosure (including judgment of foreclosure and sale) of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

              ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY

     SECTION 29.01. On the last day of the Term or on the earlier termination of the Term, Lessee shall peaceably and quietly leave, surrender and deliver the Demised Premises to Lessor, together with (a) all alterations, changes, additions and improvements, which may have been made upon the Demised Premises, and (b) except for Lessee's Property, all fixtures and articles of personal property of any kind or nature which Lessee may have installed or affixed on, in, or to the Demised Premises for use in connection with the operation and maintenance of the Demised Premises (whether or not said property be deemed to be fixtures), all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty, excepted, and free of occupants and sublessees.

     SECTION 29.02. On or prior to the Expiration Date or any earlier termination of this Lease, Lessee shall remove Lessee's Property, and any items referred to in clauses (a) or (b) of Section 29.01, which Lessor shall request Lessee to remove (unless Lessor shall have waived such right as to any item referred to in clause (a) of Section 29.01 at the time of the granting of consent with respect thereto under Article 25), and Lessee shall pay or cause to be paid the cost of repairing or remedying any damage caused thereby, provided that no item of Lessee's Property may be removed if its removal would impair the integrity (structural or otherwise) of the Building or Building Equipment. All property not so removed shall be deemed abandoned and may either be retained by Lessor as its property or disposed of, without accountability, at Lessee's sole cost, expense and risk, in such manner as Lessor may see fit.

     SECTION 29.03. If the Demised Premises are not surrendered in accordance with the provisions of this Article upon the expiration or termination of this Lease, Lessor shall have all rights given at law or in equity, in the case of holdovers, to remove Lessee and anyone claiming through or under Lessee. In any event, Lessee shall and does hereby indemnify Lessor against all loss or liability arising from delay by Lessee in so surrendering the Demised Premises, including any claims made by any succeeding lessees founded on such delay. Lessee expressly waives, for itself and for any person claiming through or under Lessee (including creditors), any rights which lessee or any such person may have under the provisions of any law in connection with any holdover summary proceedings which Lessor may institute to enforce the provisions of this Article. Lessee's obligations under this Article shall survive the expiration or termination of this Lease.

     SECTION 29.04. Lessee acknowledges the extreme importance to Lessor that possession of the Demised Premises be surrendered at the expiration or sooner termination of this Lease. In the event that Lessee fails to vacate the Demised Premises at the expiration or sooner termination of this Lease, Lessee shall be obligated to pay Lessor damages in an amount equal to One Hundred and Fifty (150%) percent of the annual Fixed Rent and Additional Rent provided for on the day preceding the Expiration Date for such period of time that Lessee holds over on a per diem basis.

                           ARTICLE 30 - RENEWAL TERMS

     SECTION 30.01. Lessee named herein, shall have the right, at its option, to extend this Lease for Two (2) terms (each a "Renewal Term") of Five (5) years each to commence on the Expiration Date originally provided for herein and to end at noon on the Fifth (5th) anniversary of such Expiration Date originally provided for herein and commencing on Fifth (5th) anniversary of Expiration Date originally provided for herein and to end at noon on the Tenth (10th) anniversary of the Expiration Date originally provided for herein, respectively, by giving Lessor notice of such election at any time but not less than twelve
(12) months prior to the Expiration Date and/or the Fifth (5th) anniversary of Expiration Date, as the case may be, originally provided for herein (time being of the essence with respect thereto), and upon the giving of such notice this Lease thereupon shall, subject to the provisions of Section 30.02, be automatically extended for each such Renewal Term with the same force and effect as if such Renewal Term had been originally included in the Term, without the execution of any further instrument.

     SECTION 30.02. Any notice of election to exercise the option to extend as hereinbefore provided must be in writing and sent to Lessor as provided in
Article 21. Neither the option granted to Lessee in this Article to extend the Term, nor the exercise of such option by Lessee, named herein shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease with respect to all or a portion of the Demised Premises, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension with respect to that portion of the Demised Premises so terminated, whether or not Lessee shall have exercised any such option to extend the Term. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall continue during any Renewal Term.

     SECTION 30.03. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each such Renewal Term except that (i) the Fixed Rent for each such Renewal Term shall be as provided in
Section 30.04 (all other rent and charges payable by Lessee remaining unaffected), and (b) there shall be no further privilege of extension of this Lease beyond the second Renewal Term.

     SECTION 30.04. A. During each such Renewal Term, Lessee shall pay to Lessor annual Fixed Rent, at the same times and in the same manner as in the Term originally provided for, at the annual rate equal to the annual fair rental value of the Demised Premises (with deduction for the cash value of free rent and leasehold improvements and providing new base years for Taxes and Common Area Maintenance Charges), which renewing, non-equity tenants are then receiving in connection with a lease for comparable space in a building of the same age, quality, size, location, services, amenities, quality of construction and appearance to that of the Building on the date of the commencement of each such Renewal Term with a term equal to each such Renewal Term and otherwise containing the same provisions as this Lease contains, as determined by agreement between Lessor and Lessee. If, prior to the commencement of either Renewal Term, Lessor and Lessee are unable to agree on the amount of the annual Fixed Rent during such Renewal Term, then in such event, the determination of such annual fair rental value shall be made by arbitration pursuant to the provisions of Section 30.04. B. hereof. If either Renewal Term, shall commence prior to determination of the amount of annual Fixed Rent payable during such Renewal Term, either by agreement or by decision of the arbitrators, Lessee, in the meantime, shall pay the monthly installments of Fixed Rent at the annual rate payable under this Lease for the year ending on the Expiration Date, or the Fifth (5th) anniversary of the Expiration Date originally provided for herein, as the case may be. If monthly installments of the amount agreed upon by Lessor and Lessee, or found by the arbitrators, shall be greater than such amount, then Lessee, forthwith after such agreement or arbitrators' decision, shall pay to Lessor, for the period from the commencement of such Renewal Term to the last day of the calendar month in which the agreement or the arbitrators' decision takes effect, the difference between the monthly installments actually paid and the monthly installments which should have been paid in accordance with such agreement or arbitrator's decision, together with interest at the prime rate plus two (2%) percent from the respective due dates of each monthly installment to the date of payment pursuant to this paragraph; and, thereafter, Lessee shall pay the monthly installments at the new rate. If monthly installments of the amount agreed upon by Lessor and Lessee, or found by the arbitrators, shall be less than such amount, then Lessor, forthwith after such agreement or arbitrators' decision, shall credit Lessee, for the period from the commencement of such Renewal Term to the last day of the calendar month in which the agreement or the arbitrators' decision takes effect, the difference between the monthly installments actually paid and the monthly installments which should have been paid in accordance with such agreement or arbitrator's decision, together with interest at the prime rate plus two (2%) percent from the respective due dates of each monthly installment to the date of payment pursuant to this paragraph; and, thereafter, Lessee shall pay the monthly installments at the new rate.

     B. (1) In the event that Lessor and Lessee are unable to agree on the amount of the annual Fixed Rent during either Renewal Term, then either Lessor or Lessee (hereinafter referred to as the "Initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

     (2) If the Initiating Party gives a Review Notice, then within twenty (20) days after giving of such Review Notice, the Responding Party shall give notice to Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree to such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrators written determination of the fair market rent of the Demised Premises based on the criteria set forth in
Section 30.04.A. The fair market rent specified by Lessor's arbitrator shall be called the "Lessor's Submitted Value" and the fair market rent specified by Lessee's arbitrator shall be called the "Lessee's Submitted Value". Copies of such written determinations shall promptly be sent to both Lessor and Lessee. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party's arbitrator's determination as to fair market rent, if, and only if, such failure persists for ten (10) business days after notice to whom such arbitrator is acting, and, provided that such ten (10) business day period shall be extended by reason of any Unavoidable Delay. If the higher determination of the fair market rent for the Demised Premises is not more than one hundred and five (105%) percent of the lower determination of the fair market rent, then the fair market rent for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Westchester County Bar Association (who may consult with the Chairman of the Real Property Law Committee of the Westchester County Bar Association). Within ten (10) days after the appointment of such third arbitrator, the Lessor's arbitrator shall submit Lessor's Submitted Value to such third arbitrator and the Lessee's arbitrator shall submit Lessee's Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such fifteen (15) day period, make his own determination of the fair market rent of the Demised Premises using the criteria set forth in Section 30.04.A. hereof, and send copies of his determination promptly to both Lessor and Lessee specifying whether Lessor's Submitted Value or Lessee's Submitted Value was closer to the determination by such third arbitrator of the fair market rent of the Demised Premises. Whichever of Lessor's Submitted Value or Lessee's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rent of the Demised Premises.

     (3) In no event shall the arbitrators enlarge upon, or alter or amend, this Lease or Lessor's or Lessee's rights as provided in this Lease, it being understood that the sole issue for determination by the arbitrators shall be the single issue of fact of the annual fair rental value of the Demised Premises as provided in paragraph A of this Section 30.01.

     (4) Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall be borne by the parties equally. The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or calling such witness or ordering such transcripts.

     (5) The  arbitrators  selected by either  party shall have a minimum of ten
(10) years experience as an appraiser of commercial real property in Westchester County and who is not related directly or indirectly to either party. In the event that a third arbitrator is required, such third arbitrator shall not have any prior business relationship with either party hereto.

     SECTION 30.05. The rights provided to Lessee to extend this Lease as provided in Section 30.01 is conditioned in all respects upon there being no Event of Default in the observance or performance of any term, covenant, condition or agreement of Lessee's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to commencement of such Renewal Term. Any termination, cancellation or surrender of this Lease shall terminate any right of extension hereunder for either Renewal Term.

     SECTION 30.06. If Lessee shall effectively exercise its option to extend this lease for either Renewal Term, Lessor and Lessee, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth (i) that the Term has been extended, (ii) the period of such extension, (iii) the annual Fixed Rent payable during each Renewal Term and (iv) that such extension is upon and subject to all of the terms, covenants, conditions and limitations contained herein.

                       ARTICLE 31- RIGHT OF FIRST REFUSAL

     SECTION 31.01.A. During and with respect of the period from Commencement Date up to and including the day preceding the Rent Commencement Date (both date inclusive), Lessor agrees that upon receipt of a bona fide offer to lease, from another prospective tenant, or its agent, at least Twenty Thousand (20,000) contiguous rentable square feet or more of vacant space on the Sixth (6th) floor of the south side of the Building off the main elevator bank, it shall give Lessee notice of the terms and conditions of the Bona-Fide Offer and the right, at its option, to lease all such additional space (the "Additional Space") on the same terms and conditions of the Bona-Fide Offer. Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Lessor shall have the right to lease space on the Sixth (6th) floor of the Building without offering same to Lessee, so long as Lessor retains at least Twenty Thousand (20,000) contiguous rentable square feet of vacant space on the Sixth (6th) floor of the south side of the Building off the main elevator bank, it being agreed and understood that Lessor does not have to offer Lessee the right to lease any other space on Sixth (6th) Floor of the Building except as otherwise specifically provided for herein.

     B. Lessee shall, within Ten (10) business days after receipt of the notice from Lessor that it has received the Bona-Fide Offer, notify Lessor of its intention to lease the Additional Space (time being of the essence with respect thereto) on the same terms and conditions as contained in the Bona-Fide Offer. Lessee's failure to notify Lessor within the Ten (10) business day period shall be deemed a waiver of the right to lease the Additional Space.

     SECTION 31.02. Any notice of election to exercise the right to expand the Demised Premises as hereinbefore provided must be in writing and sent to Lessor as provided in Article 21. In addition, if prior to the exercise of the right to expand the Demised Premises, Lessee herein named shall have assigned this Lease, no notice by the then Lessee of election to exercise an option to extend shall be valid unless joined in or consented to in writing by Lessee herein named (which consent, in order for the exercise of such right to be effective, shall be delivered to Lessor at or prior to the time of the exercise of the right as to which consent of Lessee herein named had been given). Neither the right granted to Lessee in this Article to expand the Demised Premises, nor the exercise of such right by Lessee, shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension, whether or not Lessee shall have exercised any such right to expand the Term. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall apply to the Additional Space.

     SECTION 31.03. Except for the terms of the Bona-Fide Offer, all of the terms, covenants and conditions of this Lease applicable to the Demised Premises as originally constituted shall be applicable to the Demised Premises including the Additional Space.

     B. During and in respect of the Term hereof, Lessee's Proportionate Share shall be increased by the rentable square footage of all Additional Space that Lessee occupies in the Building.

     SECTION 31.04. If Lessee shall effectively exercise its right to hire the Additional Space, Lessor and Lessee, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth: (i) that the Demised Premises have been expanded to include the Additional Space; (ii) the amount of such Additional Space; (iii) the annual Fixed Rent payable during the Term; (iv) that such Additional Space is upon and subject to all of the terms, covenants, conditions and limitations contained herein; and (v) Lessee's Proportionate Share as increased by the Additional Space.

     SECTION 31.05. The right of Lessee to hire the Additional Space as provided in Section 31.01 is conditioned in all respects upon there being no Event of Default in the observance or performance of any term, covenant, condition or agreement on Lessee's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to the Additional Space Commencement Date. Any termination, cancellation or surrender of this Lease shall terminate Lessee's right to hire the Additional Space.

                               ARTICLE 32- BROKERS

     SECTION 32.01. Lessee represents that in connection with this Lease it dealt with no broker other than Cushman & Wakefield of Connecticut, Inc. and Albert B. Ashforth, Inc. (the "Brokers") nor has Lessee had any correspondence or other communication in connection with this Lease with any other person who is a broker, and that so far as Lessee is aware the Brokers are the only brokers who negotiated this Lease. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) arising out of any inaccuracy of the above representation. Lessor agrees to pay the Brokers all commissions due for its services pursuant to a separate written agreement.

                        ARTICLE 33- RIGHT OF FIRST OFFER

     SECTION 33.01.A. In the event that Lessee does not exercise its rights with respect to the Additional Space as otherwise specifically provided for in
Article 31 of this Lease, Lessor hereby agrees that from and after the Rent Commencement Date and prior to offering for lease the Additional Space, it shall give Lessee notice of and the right to, at its option, expand the Demised Premises herein to include the Additional Space with occupancy to commence on the Additional Space Offer Commencement Date (as hereinafter defined) and to end on the Expiration Date originally provided for herein.

     B. Lessee shall, within Thirty (30) days after receipt of the notice from Lessor that the Additional Space is available for hire, notify Lessor of its intention to lease the Additional Space (time being of the essence with respect thereto). Lessee's failure to notify Lessor within the Thirty (30) day period shall be deemed a waiver of the right to hire the Additional Space. Upon the giving of such notice the Additional Space shall be deemed added to and a part of the Demised Premises, with the same force and effect as if originally so demised under this Lease.

     C. Lessee shall have the right to inspect the Additional Space, prior to exercising its rights herein. Lessee agrees to accept the Additional Space in its "AS IS" state and condition on the Additional Space Offer Commencement Date without any representation or warranty, express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

     SECTION 33.02. Any notice of election to exercise the right to expand the Demised Premises as hereinbefore provided must be in writing and sent to Lessor as provided in Article 21. In addition, if prior to the exercise of the right to expand the Demised Premises, Lessee herein named shall have assigned this Lease, no notice by the then Lessee of election to exercise an option to extend shall be valid unless joined in or consented to in writing by Lessee herein named (which consent, in order for the exercise of such right to be effective, shall be delivered to Lessor at or prior to the time of the exercise of the right as to which consent of Lessee herein named had been given). Neither the right granted to Lessee in this Article to expand the Demised Premises, nor the exercise of such right by Lessee, shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension, whether or not Lessee shall have exercised any such right to expand the Term. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall apply to the Additional Space.

     SECTION 33.03. The "Additional Space Offer Commencement Date" shall be the date which is the later of: (i) the date specified in Lessor's notice, or (ii) the date upon which Lessor delivers possession of the Additional Space to Lessee.

     SECTION 33.04.A.1. All of the terms, covenants and conditions of this Lease applicable to the Demised Premises as originally constituted shall be applicable to the Demised Premises including the Additional Space, except that Lessee shall be entitled to the Additional Space Allowance (as hereinafter defined) and the annual Fixed Rent provided for in Article 2 shall be increased as follows:

     (i) during and in respect of the period from the Additional Space Commencement Date to the day preceding the Second (2nd) Anniversary of the Rent Commencement Date (both dates inclusive) by an amount each year equal to the product of Twenty- Eight and 50/100 ($28.50) Dollars (exclusive of electric) and the rentable square footage of the Additional Space; and.

     (ii) during and in respect of the period from the Second (2nd) Anniversary of the Rent Commencement Date to the day preceding the Fourth (4th) Anniversary of the Rent Commencement Date (both dates inclusive) by an amount each year equal to the product of Thirty and 00/100 ($30.00) Dollars (exclusive of electric) and the rentable square footage of the Additional Space; and.

     (iii) during and in respect of the period from the Fourth (4th) Anniversary of the Rent Commencement Date to the day preceding the Sixth (6th) Anniversary of the Rent Commencement Date (both dates inclusive) by an amount each year equal to the product of Thirty-One and 50/100 ($31.50) Dollars (exclusive of electric) and the rentable square footage of the Additional Space; and.

     (iv) during and in respect of the period from the Sixth (6th) Anniversary of the Rent Commencement Date to the Expiration Date (both dates inclusive) by an amount each year equal to the product of Thirty-Two and 50/100 ($32.50) Dollars (exclusive of electric) and the rentable square footage of the Additional Space.

     2. As used herein, "Additional Space Allowance" shall be equal to the product of: (i) rentable square footage of the Additional Space and (ii) the Proportionate Additional Space Allowance Factor (as hereinafter defined). As used herein, the "Proportionate Additional Space Allowance Factor shall be equal to the product of: (i) Forty and 00/100 ($40.00) Dollars and (ii) a fraction, the numerator of which is the number of months remaining in the Term of the Lease as of the Additional Space Offer Commencement Date and the denominator of which is One Hundred and Twenty (120).

     B. During and in respect of the Term hereof, Lessee's Proportionate Share shall be increased by the rentable square footage of all Additional Space that Lessee occupies in the Building.

     SECTION 33.05. If Lessee shall effectively exercise its right to hire the Additional Space, Lessor and Lessee, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth: (i) that the Demised Premises have been expanded to include the Additional Space; (ii) the amount of such Additional Space; (iii) the annual Fixed Rent payable during the Term; (iv) that such Additional Space is upon and subject to all of the terms, covenants, conditions and limitations contained herein; and (v) Lessee's Proportionate Share as increased by the Additional Space.

     SECTION 33.06. The right of Lessee to hire the Additional Space as provided in Section 33.01 is conditioned in all respects upon there being no Event of Default under this Lease both at the time the notice of exercise is given and immediately prior to the Additional Space Offer Commencement Date. Any termination, cancellation or surrender of this Lease shall terminate Lessee's right to hire the Additional Space.

     SECTION 33.07.A. In the event that Lessee exercises its right to hire the Additional Space as provided in Section 33.01, Lessor agrees that Lessee shall have the right, subject to Lessor's consent, which shall not be unreasonably withheld, to install, use and maintain and internal staircase between the Demised Premises and the Additional Space (the "Internal Staircase").

     B. If Lessor shall grant its consent to the installation, use or maintenance of the Internal Staircase, then the same shall (i) be installed and maintained at the sole cost and expense of Lessee and in a location reasonably acceptable to Lessor, (ii) be installed and maintained in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws,
(iii) be consistent  with the use of the Demised  Premises  provided for herein,
(iv) be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, which approval by Lessor will not be unreasonably withheld, conditioned or delayed, (v) be performed under the supervision of a licensed architect reasonably approved by Lessor and in accordance with Lessor's Standard Requirements For Alterations To Be Performed By Lessees', as may be reasonably amended from time to time; and (vi) be subject to Lessor's right to require Lessee, upon the expiration or sooner termination of this Lease, to remove the Internal Staircase and restore the Demised Premises and Additional Space to the condition existing prior to the installation of the Internal Staircase.

                             ARTICLE 34- DEFINITIONS

         SECTION 34.01 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

     (a) "Additional Rent" shall mean all sums of money, other than Fixed Rent, as shall become due from and payable by Lessee hereunder.

     (b) "Building" shall mean the building commonly known as and located at 800 Westchester Avenue, Rye Brook, New York and all structures and improvements, and related facilities, including paved areas and all parking lots adjacent and/or appurtenant thereto (other than "Building Equipment," as such term is herein defined), now or hereafter erected, constructed or situated on the Property, underlying or appurtenant to the Building or any part thereof, together with all alterations, additions and improvements thereto and all restorations and replacements thereof.

     (c) "Building Equipment" shall mean all machinery, systems, apparatus, facilities, equipment and fixtures of every kind whatsoever now or hereafter belonging, attached to and used exclusively (whether or not same constitute fixtures), or procured for exclusive use, in connection with the operation or maintenance of the Building and/or Property, including water, sewer and gas connections, all heating, electrical, lighting, and power equipment, engines, furnaces, boilers, pumps, tanks, dynamos, motors, generators, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning equipment and apparatus, cranes, elevators, escalators, ducts and compressors and any and all replacements thereof and additions thereto; but excluding, however, (i) Lessee's Property, (ii) property of any sublessee which sublessee may be authorized to remove from the Building upon and subject to the terms and conditions of its sublease and this Lease, (iii) property of contractors servicing the Building, and (v) improvements for water, gas, and electricity and other similar equipment or improvements owned by any public utility company or any governmental agency or body.

     (d) "Cost" shall mean that Lessor will perform all such services on a "cost plus" basis, whereby Cost shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, transportation and delivery items, permits, fees, taxes, insurance's, debris removal, demolition, safety protection, labor, supervision, project management, purchasing, expediting and material handling, and shall also include a contingency, based on the complexity of the work to be performed, of up to five percent (5%) of the total of all such items otherwise included within such definition (the "Trades"). In addition, with respect to Lessor's Work as provided for in Article 8 of this Lease or Alterations as provided for in Article 25 of this Lease, Cost shall also include Lessor's fee for acting as general contractor which shall be equal to the then prevailing rates being charged by general contractors for similar work, provided, however, that with respect to decorating only, such fee shall be applicable to labor and costs of installation, but shall not be applicable to the cost of furniture, art and similar items otherwise included therein. Lessee agrees that the same shall be collectible as Additional Rent pursuant to the Lease, and in default of payment thereof Lessor shall, in addition to all other remedies, have the same rights as in the event of default of payment of rent.

     (e) "Environmental Laws" shall mean any and all Federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental conditions at the Demised Premises, Building or Property as now or may at any time hereafter be in effect, including but not limited to and without limiting the generality of the foregoing, The Clean Water Act also known as the Federal Water Pollution Control Act, 88 U.S.C. ss.ss.1251 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.ss.2601 et seq., the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss.186 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss.300f et seq., the Surface Mining Control and Reclamation Act, ss.1201 et seq., 80 U.S.C. ss.1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act
("CERCLA"), 42 U.S.C. ss.ss.9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. ss.1818, the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.ss.1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss.6901 et seq., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss.655 and ss.657, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

     (f) "Hazardous Material" shall mean (i) Any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) CERCLA, SARA, RCRA, or any other Environmental Law as now or at any time hereafter in effect; (ii) any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. ss.ss.261.20 through 261.24, inclusive, and those extremely hazardous substances listed under Section 902 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Section 6 and 8 of OSHA and 29 C.F.R. Part 1910; (iii) any asbestos or asbestos containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substance or dangerous material in any Environmental Law;
(iv) "Red Label" flammable materials; (v) all Laboratory Waste and by-products; and (vi) all biohazardous materials.

     (g) "IDA Lease" shall mean that  certain  lease by and between  Lessor,  as landlord, and The County of Westchester Industrial Development Agency, as tenant, dated September 10, 2004 and that certain sublease by and between The County of Westchester Industrial Development Agency, as sublessor and Lessor, as sublessee, dated September 10, 2004, and all renewals, modifications, replacements, substitutions and extensions thereof.

     (h) "Insurance Requirements" shall mean the rules, regulations, orders and other requirements of any insurance rating or regulatory organization having jurisdiction of, and which are applicable to, the Demised Premises and of any liability, casualty, or other insurance policy which either Lessor or Lessee is required hereunder to maintain or may maintain hereunder.

     (i) "Legal Requirements" shall mean the requirements of every statute, law, ordinance, regulation, rule requirement, order or directive, now or hereafter made by any Federal, state or local government or any department, political subdivision, bureau, agency, office or officer thereof, or any other governmental authority having jurisdiction, including the rules and regulations of any national securities exchange (a "Governmental Authority") with respect to and applicable to (i) the Demised Premises and appurtenances thereto, and/or
(ii) the condition, equipment, maintenance, use or occupation of the Demised Premises, including the making of an alteration or addition in or to any structure upon, connected with or appurtenant to the Demised Premises.

     (j) "Lessee's Delays" shall mean any and all delays caused by or attributable to any action or failure or refusal of Lessee to perform a duty of, Lessee or any person claiming through or under Lessee, or any agent, servant, employee, director, shareholder, contractor or invitee of Lessee or any such person.

     (k) "Lessee's Property" shall mean all articles of personal property and fixtures and other property, which have been installed or affixed on, in or to, or brought into, the Demised Premises, at the expense of Lessee or any permitted sublessee of Lessee or other permitted occupant of the Demised Premises and without any credit or allowance by Lessor, which are not replacements or any property of Lessor (whether any such replacement is made at Lessee's expense or otherwise), and which do not constitute alterations, changes, additions, or improvements to the Demised Premises or any appurtenances thereto.

     (l) "Lessee's Proportionate Share" shall mean a fraction the numerator of which is equal to the rentable square footage that Lessee occupies in the Demised Premises, and the denominator of which is equal to the total rentable square footage of all of the buildings located on the Property, as it presently exists or may hereinafter be increased or enlarged. As of the Commencement Date, the total rentable square footage of the Building located on the Property, shall be deemed to consist of Four Hundred and Seventy Thousand (470,000), the total rentable square footage of the Demised Premises shall be deemed to consist of Fifty-Two Thousand, Nine Hundred and Sixty (52,960) rentable square feet, and Lessee's Proportionate Share shall be deemed to be Eleven and Twenty-Seven Hundredths (11.27%) percent. Lessee and Lessor agree that Lessee's Proportionate Share is based upon BOMA ANSI Z65.1-1996 definitions of rentable and useable square footage as of the Commencement Date in measuring the Demised Premises and the Building on the Property and represents an agreed upon percentage which shall not be contestable by either party at a future date.

     (m) "Lessor's Agents" shall be deemed to include agents, servants, employees, directors, officers, shareholders and contractors of Lessor.

     (n) "Lessor's Lobby Renovation Work" shall mean the work more particularly set forth on EXHIBIT "J" annexed hereto and made a part hereof.

     (o) "Normal Working Hours" shall mean only those between the hours of 8:00 A.M. and 7:00 P.M., Monday through Friday, exclusive of New Years Day, the day designated as the legal holiday for the celebration of Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day and all union holidays.

     (p) "Unavoidable Delays" shall mean any and all delays beyond Lessor's reasonable control, including Lessee's Delays, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

     (q) "Untenantable" shall mean actual inability to use space in the Demised Premises for the purposes permitted by Section 4.01.

     SECTION 34.02. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

     (a) The terms "include", "including", and "such as" shall be construed as if followed by the phrase "without being limited to".

     (b) Whenever this Lease provides that Lessee shall pay Lessor interest at the "maximum legal rate" then interest shall be payable at the highest rate of interest permitted at the relevant time by applicable law to be paid by Lessee without impairing the validity or enforceability of this Lease and without incurring any civil or criminal penalty.

     (c) The term "obligations of this Lease" and words of similar import, shall mean the covenants to pay Fixed Rent and Additional Rent and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

     (d)  The  term  "repair"  shall  be  deemed  to  include   restoration  and
replacement as may be necessary to achieve and/or maintain good working order and condition.

     (e) Reference to "substantially complete" and words of similar import shall be deemed to mean, with regard to construction work, completion but for such minor details of work, the non-completion of which would not materially interfere with the utility of the affected space and a certificate of occupancy has been issued by the Governmental Authority having jurisdiction over the Demised Premises.

     (f) Reference to "termination of this Lease" includes expiration or earlier termination of the Term or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate hereby granted by this Lease shall end at noon on the date of termination as if such date were the date of expiration of the Term and neither party shall have any further liability or obligation to the other after such termination (i) except as shall be expressly provided for in this Lease, and
(ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                            ARTICLE 35- MISCELLANEOUS

     SECTION 35.01. This Lease shall be governed in all respects by the laws of the State of New York applicable to leases made and to be performed wholly therein.

     SECTION 35.02. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, single or plural, as the identity of the person or persons or entity or entities in question may require. The term "person" shall be deemed to include individuals, corporations, partnerships, joint ventures, firms, associations and other entities.

     SECTION 35.03. All provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants", as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

     SECTION 35.04. If any provision of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 35.05. The article headings in this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing this Lease.

     SECTION 35.06. This Lease contains the entire agreement between the parties regarding the Demised Premises and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. No waiver or modification by either party or any provision or covenant of this Lease shall be deemed to have been made unless such waiver is expressed in writing and signed by the party against whom such waiver or modification is sought.

     SECTION 35.07. Lessee agrees with Lessor that Lessee will not record this Lease or any memorandum of this Lease without the prior written consent of Lessor.

     SECTION 35.08. The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to and inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and assigns, except as otherwise provided for herein.

     SECTION 35.09. Upon request of Lessor, but not more often than once each fiscal or calendar year, as the case may be, Lessee and any such person shall submit to Lessor true, correct, current and complete financial statements of Lessee.

     SECTION 35.10. Solely for the purposes of a proceeding under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (a "bankruptcy law"), the following terms and conditions have been agreed upon by Lessor and Lessee:

     (a) In the event of a default by Lessee under this Lease continuing after the filing of a voluntary or involuntary petition (a "pre-petition default") under any bankruptcy law, a period exceeding thirty (30) days for curing such default shall in no event be deemed reasonable.

     (b) In order to be deemed adequate assurance by Lessee for the cure of any pre-petition default, Lessee, or the trustee, as the case may be, must (i) deposit with a banking institution selected by Lessor securities, in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, equal to twice the amount of rent due or the cost, as estimated by Lessor of curing the pre-petition default, as the case may be, or (ii) grant to Lessor a security interest or lien, which shall be superior to any and all claims and liens, on any of Lessee's property that is valued at liquidation at twice the amount of such rent or cost.

     (c) In order to be deemed adequate assurance by Lessee, with respect to the payment of rent due after the filing of a voluntary or involuntary petition under any bankruptcy law, Lessee must (i) deposit with a banking institution selected by Lessor securities in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, of not less than six
(6) months' rent, or (ii) grant a security interest or lien, which shall be superior to any and all claims and liens, in any of Lessee's property that is valued at liquidation at not less than six (6) months' rent.

     SECTION 35.11. Lessee represents and warrants: (i) that it is a corporation duly formed under laws of the state of its formation and is authorized to do business in the State of New York; (ii) that it has all requisite authority to execute and to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by-law, agreement or other rule of governance, and (iii) that the individual executing this Lease on behalf of Lessee is so authorized and Lessee shall supply Lessor with written documentation evidencing such authority upon or prior to Lessee's execution of this Lease.

     SECTION 35.12. Lessor hereby agrees that Lessee's officers, directors and employees Lessee shall have, as appurtenant to the Demised Premises, the non-exclusive right to use exercise facility located in the Building of which the Demised Premises are part and the cafeteria and executive cafeteria, provided, however, that: (i) such officers, directors, and employees each pay Lessor the monthly charges therefor (the "Exercise Fee"); and (ii) each such officer, director, and employee signs the health care waiver in the form annexed hereto as EXHIBIT "K." Lessee hereby agrees that Lessee shall have the right to change the Exercise Fee, from time to time, with not less than thirty (30) days prior written notice to Lessee, and such increased amount shall be paid by Lessee, provided, however, that such increase shall not exceed the then current fair market value for similar exercise facilities in first class office building located in Westchester County, New York.

     SECTION 35.13. Lessor agrees that the Exercise Fee and the prices being charged in the cafeteria shall be the same for all tenants in the Building. In the event, Lessor offers any other tenant in the Building a discount on or a reduction in the Exercise Fee and/or cafeteria prices, then Lessee shall be entitled to the receive the same discounts or reductions.

     SECTION 35.14.A. In anticipation of executing and delivering the Lease, Lessor and Lessee hereby agree not disclose, directly or indirectly, in any print (e.g. press releases) or electronic media the Confidential Information (as hereinafter defined) to any other person, firm or entity without the specific written approval and consent of the other party, except to the extent required pursuant to this Lease or by Legal Requirements, Insurance Requirements or Environmental Law, or the IDA (as hereinafter defined) or Lessor may confirm to any request from the media that Lessee has taken space in the Building.

     B. Lessor and Lessee hereby acknowledge that breach of the provisions of this Section 35.14 will cause irreparable damage to the other party and hereby consent to the issuance of an injunction restraining such breach as a matter of course in any action instituted for that purpose without limitation to any additional remedies that such party may seek against the breaching party to protect such Confidential Information, including reasonable attorneys fees and court costs incurred in connection therewith.

     C. As used herein, Confidential Information" shall mean the fact that this Lease has been executed or that Lessee is a tenant in the Building, the Fixed Rent, Additional Rent, the Alteration Fund, the Supplemental Alteration Fund, Additional Space Allowance and all other financial matters and charges that are being paid by either party under this Lease.

     SECTION 35.15.A. From and after the Rent Commencement Date, Lessor hereby agrees that in the event Lessor receives a bona fide offer to lease (the "Restaurant Offer") a portion of space in the Building to a tenant for use a "quick service" restaurant (the "Restaurant Space") it shall give Lessee notice of the terms and conditions of the Restaurant Offer and Lessee, or its affiliated and/or related entities, shall have the right, at its option, to lease all such Restaurant Space on the same terms and conditions of the Bona-Fide Offer for use as an Arby's restaurant only.

     B. Lessee shall, within Ten (10) business days after receipt of the notice from Lessor that it has received the Restaurant Offer, notify Lessor of its intention to lease the Restaurant Space (time being of the essence with respect thereto) on the same terms and conditions as contained in the Restaurant Offer. Lessee's failure to notify Lessor within the Ten (10) business day period shall be deemed a waiver of the right to lease the Restaurant Space.

     C. Any notice of election to exercise the right to lease the Restaurant Space as hereinbefore provided must be in writing and sent to Lessor as provided in Article 21. Neither the right granted to Lessee in this Article to lease the Restaurant Space, nor the exercise of such right by Lessee, shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease.

     D. The right of Lessee to hire the Restaurant Space as provided herein is conditioned in all respects upon there being no Event of Default in the observance or performance of any term, covenant, condition or agreement on Lessee's part to be observed or performed under this Lease at the time the notice of exercise is given. Any termination, cancellation or surrender of this Lease shall terminate Lessee's right to lease the Restaurant Space.

     SECTION 35.16. Lessor acknowledges that Lessee has made application to the County of Westchester Industrial Development Agency ("IDA") for certain tax exemptions and other benefits in connection with Lessee's leasing of the Demised Premises. Lessor agrees to reasonably cooperate with Lessee in connection with Lessee's application for such tax and other benefits which may be sought by Lessee from the IDA, including the execution of any reasonably necessary or appropriate modifications to this Lease, including, but not limited to, granting Lessor's consent to an assignment of this Lease to the IDA and the simultaneous subleasing of the Demised Premises from the IDA to Lessee, provided, however, that such modification shall not adversely effect any of the rights, remedies or benefits of Lessor at law or in equity, or increase the obligations of Lessor under this Lease, except to a de minimus extent. Lessor hereby agrees that the obligation to provide simultaneous notices to Lessee and the IDA shall in and of itself constitute a de minimus obligation, provided, however, that the providing of such notices shall not increase or enlarge the time within which Lessee has to cure an Event of Default. Lessee hereby acknowledges that such cooperation of Lessor is at the request of Lessee, and in order to induce Lessor to so cooperate Lessee agrees that: (i) to the extent that Lessor shall incur any reasonable out-of-pocket costs or expense in so cooperating or in rendering such assistance (including, without limitation, reasonable legal and other professional fees and all reasonable costs incurred in obtaining State and City tax rulings regarding the IDA benefits transaction), Lessee shall reimburse Lessor for such expenses upon demand as Additional Rent; (ii) Lessee agrees to indemnify and hold Lessor harmless from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects', engineers' and attorneys' fees) due to or arising out of Lessor's cooperation with Lessee or in connection with the IDA benefits transaction, unless caused by the wilful acts or omissions of Lessor, or its agents, employees, representatives or contractors; and (iii) Lessee agrees to indemnify and hold harmless Lessor, any direct owner or constituent partner of Lessor from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including reasonable attorneys' fees) suffered or incurred by any such person or entity which is in excess of the costs which would have been suffered or incurred in the absence of Lessee obtaining the IDA benefits, including, without limitation, any increase in commercial rent or occupancy tax, real property tax, transfer tax, transfer gains tax, Federal, State or local income or franchise taxes or any other tax obligation, liability, or penalties incurred by such person or entity, including any such taxes or penalties attributable to the receipt of payment pursuant hereto.

     SECTION 35.17. Lessor agrees to use it best efforts to abate any noise from the lobby cafeteria/kitchen area and shall furnish and install, at its sole cost and expense, the following: (i) appropriate baffling and sound insulating materials in the cafeteria/kitchen area; (ii) potted trees and plants in the cafeteria/kitchen area; and (iii) a white noise machine which shall be operated during Normal Working Hours.

     SECTION 35.18. Lessor and Lessee hereby agree to cooperate with each other and comply with the provisions of the Odor Abatement Obligations set forth on EXHIBIT "L" annexed hereto and made a part hereof so to abate, to the extent reasonably practicable, the penetration of cooking smells into the Demised Premises from the lobby cafeteria/kitchen area.

     SECTION 35.19. This Lease may be executed in one or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

                             ARTICLE 36- ROOF SPACE

     SECTION 36.01.A. From and after the Commencement Date, Lessor agrees that Lessee shall have the right, subject to Lessor's reasonable consent (which shall not be unreasonably withheld, conditioned or delayed), to use: (i) Lessee's Proportionate Share of the total available square footage of the roof of the Building to install, use and maintain on the roof of the Building satellites, microwave dishes, supplemental HVAC equipment and/or electric generators (the "Roof Equipment"); and (ii) those portions of the roof and roof ledge adjacent to the Demised Premises as a roof deck for use by Lessee's officers, employees and invitees (the "Roof Deck") for the Term of this Lease or any Renewal Term. Lessee shall notify Lessor of its intention to install, use and maintain the Roof Equipment and/or Roof Deck in accordance with the provisions of this Lease.

     B. If Lessor shall grant its consent to the installation, use or maintenance of the Roof Equipment and/or Roof Deck, as the case may be, then the same shall: (i) be installed and maintained at the sole cost and expense of Lessee and in a location reasonably acceptable to Lessor, (ii) be installed and maintained in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws, (iii) be consistent with the use of the Demised Premises provided for herein, (iv) be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, which approval by Lessor will not be unreasonably withheld, conditioned or delayed, (v) be of such nature so as not to lessen the fair market value of the Building or Property, and (vi) be performed under the supervision of a licensed architect reasonably approved by Lessor and in accordance with Lessor's Standard Requirements For Alterations To Be Performed By Lessees', as may be reasonably amended from time to time.

     C. Except as otherwise specifically provided for in this Lease, Lessor agrees that Lessee shall have exclusive use of the Roof Deck. Lessee shall also have, subject to Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed, the right to install, use and maintain guard rails, access doors, seating, flooring, tables and potted plants and potted shrubs on and to the Roof Deck, provided, however, that same shall: (i) be installed and maintained at the sole cost and expense of Lessee and in a location reasonably acceptable to Lessor, (ii) be installed and maintained in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws, (iii) be consistent with the use of the Demised Premises provided for herein; and (iv) be of such nature so as be consistent with the architectural features of the Building or Property.

     D. Any and all contractors to be involved in performing work shall be subject to Lessor's prior approval, which shall not be unreasonably withheld, conditioned or delayed.

     E. Prior to installing the Roof Equipment and/or Roof Deck, as the case may be, Lessee shall furnish Lessor with evidence reasonably satisfactory to Lessor of such insurance as Lessor may require and such insurance shall be in full force and effect during such installation and will cover, by endorsement or otherwise, the risk during the course of such installation.

     F. The right of Lessee to install, use or maintain the Roof Equipment and/or Roof Deck as provided in this Section 33.01 is conditioned in all respects upon there being no Event of Default in the observance or performance of any term, covenant, condition or agreement on Lessee's part to be observed or performed under this Lease both at the time the notice is given. Any termination, cancellation or surrender of this Lease shall terminate Lessee's right to install, use or maintain the Roof Equipment and/or Roof Deck, as the case may be.












             THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY OMITTED


                      SIGNATURES ARE ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties to this Lease have executed the same on the day and in the year first above written.

                              760-24 WESTCHESTER AVENUE, LLC, (Lessor)
                              By: 24 South Third Avenue Corp., its sole member


                              By:    /s/ Robert P. Weisz
                                     ----------------------------------
                              Name:  Robert P. Weisz
                              Title: President

                              800-60 WESTCHESTER AVENUE, LLC, (Lessor)
                              By: 60-3RD Ave. Corp., its sole member


                              By:    /s/ Robert P. Weisz
                                     ----------------------------------
                              Name:  Robert P. Weisz
                              Title: President

                              TRIARC COMPANIES, INC.,  (Lessee)


                              By:    /s/ Stuart I. Rosen
                                     ---------------------------------
                              Name:  Stuart I. Rosen
                              Title: Senior Vice President and
                                     Secretary

STATE OF NEW YORK )
                                    )ss.:
COUNTY OF WESTCHESTER      )

     On this day of December, 2004, before me, the undersigned, personally appeared ROBERT P. WEISZ, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.





                           Notary Public


STATE OF NEW YORK )
                                    )ss.:
COUNTY OF WESTCHESTER      )

     On this day of December, 2004, before me, the undersigned, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.



                           Notary Public